Exhibit 10.1
Execution Version

Blue Owl NLT Operating Partnership LP

$29,000,000 6.24% Senior Notes, Series A, due August 28, 2028
$38,500,000 6.32% Senior Notes, Series B, due August 28, 2029
$39,500,000 6.40% Senior Notes, Series C, due August 28, 2030
$23,000,000 6.43% Senior Notes, Series D, due August 28, 2031

______________

Note Purchase Agreement

______________

Dated as of August 28, 2024

Table of Contents
Section    Heading    Page
Section 1.    Authorization of Notes; Increased Interest    1
Section 1.1.    Authorization of Notes    1
Section 1.2.    Increased Interest    1
Section 2.    Sale and Purchase of Notes    2
Section 3.    Closing    2
Section 4.    Conditions to Closing    3
Section 4.1.    Representations and Warranties    3
Section 4.2.    Performance; No Default    3
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted By Applicable Law, Etc.    3
Section 4.6.    Sale of Other Notes    4
Section 4.7.    Payment of Special Counsel Fees    4
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Funding Instructions    4
Section 4.11.    Debt Rating    5
Section 4.12.    Primary Credit Agreement Consent    5
Section 4.13.    Guaranty    5
Section 4.14.    Proceedings and Documents    5
Section 5.    Representations and Warranties of the Company    5
Section 5.1.    Organization; Power and Authority    5
Section 5.2.    Authorization, Etc.    5
Section 5.3.    Disclosure    6
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    6
Section 5.5.    Financial Statements; Material Liabilities    7
Section 5.6.    Compliance with Laws, Other Instruments, Etc.    7
Section 5.7.    Governmental Authorizations, Etc.    7
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    7
Section 5.9.    Taxes    8
Section 5.10.    Title to Property; Leases    8
Section 5.11.    Licenses, Permits, Etc.    8
Section 5.12.    Compliance with Employee Benefit Plans    8
Section 5.13.    Private Offering by the Company    10
Section 5.14.    Use of Proceeds; Margin Regulations    10
Section 5.15.    Existing Indebtedness; Future Liens    10
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Section 5.16.    Foreign Assets Control Regulations, Etc.    11
Section 5.17.    Status under Certain Statutes    11
Section 5.18.    Environmental Matters    11
Section 5.19.    Unencumbered Pool Assets    12
Section 5.20.    REIT Status    14
Section 5.21.    Pari Passu Status    14
Section 5.22.    Permitted Pari Passu Debt    14
Section 6.    Representations of the Purchasers    14
Section 6.1.    Purchase for Investment    14
Section 6.2.    Source of Funds    14
Section 6.3.    Access to Information; Knowledge and Experience    16
Section 6.4.    Securities Act Exemption    16
Section 7.    Information as to Company    16
Section 7.1.    Financial and Business Information    16
Section 7.2.    Officer’s Certificate    19
Section 7.3.    Visitation    20
Section 7.4.     Electronic Delivery    20
Section 8.    Payment and Prepayment of the Notes    21
Section 8.1.    Maturity    21
Section 8.2.    Optional Prepayments with Make-Whole Amount    21
Section 8.3.    Allocation of Partial Prepayments    22
Section 8.4.    Maturity; Surrender, Etc.    22
Section 8.5.    Purchase of Notes    22
Section 8.6.    Make-Whole Amount    23
Section 8.7.    Payments Due on Non-Business Days    24
Section 8.8.    Change in Control Prepayment Offer    24
Section 9.    Affirmative Covenants    27
Section 9.1.    Compliance with Laws    27
Section 9.2.    Insurance    27
Section 9.3.    Maintenance of Properties    27
Section 9.4.    Payment of Taxes and Claims    28
Section 9.5.    Corporate Existence, Etc.    28
Section 9.6.    Books and Records    29
Section 9.7.    Guarantors    29
Section 9.8.    Debt Rating    30
Section 9.9.    Current Appraisals    30
Section 9.10.    Unencumbered Pool Assets    31
Section 9.11.    Most Favored Lender Status    33
Section 10.    Negative Covenants.    34
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Section 10.1.    Transactions with Affiliates    34
Section 10.2.    Merger, Consolidation, Etc.    35
Section 10.3.    Line of Business    35
Section 10.4.    Economic Sanctions, Etc.    35
Section 10.5.    Liens    36
Section 10.6.    Changes to Organizational Documents and Management Agreement    36
Section 10.7.    Restriction on Payment of Indebtedness    36
Section 10.8.    Asset Sales    37
Section 10.9.    Financial Covenants    37
Section 11.    Events of Default    38
Section 12.    Remedies on Default, Etc.    41
Section 12.1.    Acceleration    41
Section 12.2.    Other Remedies    42
Section 12.3.    Rescission    42
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc.    42
Section 13.    Registration; Exchange; Substitution of Notes    43
Section 13.1.    Registration of Notes    43
Section 13.2.    Transfer and Exchange of Notes    43
Section 13.3.    Replacement of Notes    43
Section 14.    Payments on Notes    44
Section 14.1.    Place of Payment    44
Section 14.2.    Payment by Wire Transfer    44
Section 14.3.    Tax Forms    45
Section 15.    Expenses, Etc.    45
Section 15.1.    Transaction Expenses    45
Section 15.2.    Certain Taxes    46
Section 15.3.    Survival    46
Section 16.    Survival of Representations and Warranties; Entire Agreement    46
Section 17.    Amendment and Waiver    47
Section 17.1.    Requirements    47
Section 17.2.    Solicitation of Holders of Notes    47
Section 17.3.    Binding Effect, Etc.    48
Section 17.4.    Notes Held by Company, Etc.    48
Section  18.    Notices    48
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Section  19.    Reproduction of Documents    49
Section  20.    Confidential Information    49
Section  21.    Substitution of Purchaser    50
Section 22.    Miscellaneous    51
Section 22.1.    Successors and Assigns    51
Section 22.2.    Accounting Terms    51
Section 22.3.    Severability    51
Section 22.4.    Construction, Etc.    51
Section 22.5.    Counterparts    52
Section 22.6.    Governing Law    52
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    52
Signature    54

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Schedule A        —    Defined Terms

Exhibit 1-A        —    Form of 6.24% Senior Note, Series A, due August 28, 2028

Exhibit 1-B        —    Form of 6.32% Senior Note, Series B, due August 28, 2029

Exhibit 1-C        —    Form of 6.40% Senior Note, Series C, due August 28, 2030

Exhibit 1-D        —    Form of 6.43% Senior Note, Series D, due August 28, 2031

Exhibit 4.4(a)        —    Form of Opinion of Special Counsel for the Company and the
            Initial Guarantors

Exhibit 4.4(b)        —    Form of Opinion of Special Counsel for the Purchasers

Schedule B        —    Competitors

Schedule 4.12        —    Initial Guarantors

Schedule 5.3        —    Disclosure Materials

Schedule 5.4        —    Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5        —    Financial Statements

Schedule 5.15        —    Existing Indebtedness

Schedule 5.19        —    Unencumbered Pool Assets

Exhibit 9.7        —    Form of Guaranty Agreement

Exhibit C        —    Form Compliance Certificate

Exhibit 14.3        —    Form U.S. Tax Compliance Certificate

Purchaser Schedule —    Information Relating to Purchasers

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Blue Owl NLT Operating Partnership LP
30 N. LaSalle St., Suite 4140
Chicago, IL 60602
6.24% Senior Notes, Series A, due August 28, 2028
6.32% Senior Notes, Series B, due August 28, 2029
6.40% Senior Notes, Series C, due August 28, 2030
6.43% Senior Notes, Series D, due August 28, 2031
August 28, 2024
To Each of the Purchasers Listed in
    the Purchaser Schedule Hereto:
Ladies and Gentlemen:
Blue Owl NLT Operating Partnership LP, a Delaware limited partnership (the “Company”), agrees with each of the Purchasers as follows:
Section 1.    Authorization of Notes; Increased Interest.
Section 1.1.    Authorization of Notes. The Company will authorize the issue and sale of (i) $29,000,000 aggregate principal amount of its 6.24% Senior Notes, Series A, due August 28, 2028 (the “Series A Notes”), (ii) $38,500,000 aggregate principal amount of its 6.32% Senior Notes, Series B, due August 28, 2029 (the “Series B Notes”), (iii) $39,500,000 aggregate principal amount of its 6.40% Senior Notes, Series C, due August 28, 2030 (the “Series C Notes”) and (iv) $23,000,000 aggregate principal amount of its 6.43% Senior Notes, Series D, due August 28, 2031 (the “Series D Notes”; and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Notes”). The Notes shall be substantially in the form set out in Exhibit 1-A, Exhibit 1-B, Exhibit 1-C and Exhibit 1-D, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.
Section 1.2.    Increased Interest. (a) Notwithstanding Section 1(a) above, if there is a BIG Event, the Company shall pay to each holder of a Note, in accordance with clause (b) below, a fee equal to 1.00% (100 basis points) per annum on the outstanding principal amount of the Notes held by such holder (the “Increased Interest”). The Increased Interest shall accrue from the first date of any quarterly fiscal period in which a BIG Event occurs until the last day of the fiscal quarter period in which in there is an Investment Grade Ratings Affirmation.
For the avoidance of doubt, the aggregate maximum increase in the interest rate on the Notes pursuant to this Section 1.2. shall be 1.00% (100 basis points). For purposes of computing the Make-Whole Amount (if any) on any Note, the interest rate with respect to such Note shall be deemed to be the rate for such Note without giving effect to any Increased Interest.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
     (b)    Within 10 Business Days after the date on which the Company delivers its quarterly and annual Officer’s Certificate to the holders of Notes pursuant to Section 7.2, the Company shall pay to each holder of a Note, if payable pursuant to clause (a) above (the “Increased Interest Payment”), which shall be the product of (i) the aggregate outstanding principal amount of Notes held by such holder (or its predecessor(s) in interest, to the extent of the aggregate outstanding principal amount of Notes transferred by such predecessor(s) in interest to such holder) as of the first day that the Increased Interest begins to accrue with respect to the period covered by such Officer’s Certificate, (ii) 1.00% (to reflect the Increased Interest) and (iii) 0.25 (to reflect that the Increased Interest is payable quarterly). The Increased Interest Payment, if any, shall be paid by wire transfer of immediately available funds to each holder of the Notes in accordance with the terms of this Agreement. The Company, the Purchasers and each holder agree that, for purposes of the Code, payment of the Increased Interest shall not constitute a waiver of any Default or Event of Default hereunder. The Company, the Purchasers and each holder agree that, for purposes of the Code, the Increased Interest constitutes additional interest.
Section 2.    Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and in the Series specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.    Closing.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, 60606 at 8:00 a.m., Chicago time, at a closing (the “Closing”) on August 28, 2024. At the Closing the Company will deliver to each Purchaser the Notes of such Series to be purchased by such Purchaser in the form of a single Note of the Series so purchased (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account specified in the funding instructions delivered pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Section 4.    Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
    Section 4.1.    Representations and Warranties. The representations and warranties of the Company and the Initial Guarantors in this Agreement or the Guaranty, as the case may be, shall be correct when made and at the Closing.
    Section 4.2.    Performance; No Default. The Company and the Initial Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement or the Guaranty, as the case may be, required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change in Control, Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Presentation that would have been prohibited by Section 10 had such Section applied since such date.
    Section 4.3.    Compliance Certificates.
    (a)    Officer’s Certificate. The Company and the Initial Guarantors shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1, Section 4.2 and Section 4.9 have been fulfilled.
    (b)    Secretary’s Certificate. The Company and the Initial Guarantors shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Guaranty and (ii) their respective organizational documents as then in effect.
    Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from (i) Simpson Thacher & Bartlett LLP, counsel for the Company and the Initial Guarantors, (ii) Venable LLP, special Maryland counsel for the Company and certain Initial Guarantors, (iii) Dentons Bingham Greenebaum LLP, special Luxembourg counsel for the Company and certain Initial Guarantors and (iv) Osler, Hoskin & Harcourt LLP, special Canadian counsel for the Company and certain Initial Guarantors, in each case covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsels may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
    Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.
    Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
    Section 4.8.    Private Placement Number. A Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for each Series of Notes.
    Section 4.9.    Changes in Corporate Structure. Neither the Company nor any Initial Guarantor shall have changed their jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
    Section 4.10.    Funding Instructions. (a) At least three (3) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number, (c) the account name and number into which the purchase price for such Purchaser’s Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.10 at least three (3) Business Days prior to the date of Closing and (d) contact information of a representative at the transferee bank and a representative at the Company who will be available to confirm such instructions by telephone.
    (b)    Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (less than $50.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.
    (c)    At least two (2) Business Days prior to the date of the Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed the aforementioned written instructions in a live video conference call made available to the Purchasers.
    Section 4.11.    Debt Rating. The Notes shall have received a Debt Rating of “BBB” or better by Morningstar DBRS. In the event such Debt Rating is not a public rating, the Company will provide, if available, to each Purchaser a Private Rating Letter evidencing such Debt Rating and a Private Rating Rationale Report with respect to such Debt Rating. To the extent such Private Letter Rating is not yet available, the Company shall provide each Purchaser a preliminary letter that is reasonably acceptable to the holders of the Notes reflecting such Debt Rating.
    Section 4.12.    Primary Credit Agreement Consent. Each Purchaser shall have received evidence that the documentation and structure of the Note Documents has been approved and reviewed by the Arrangers (as defined in the Primary Credit Agreement).
    Section 4.13.    Guaranty. The Initial Guarantors shall have duly executed and delivered its Guaranty, in form and substance reasonably satisfactory to such Purchaser, and such Guaranty shall be in full force and effect.
    Section 4.14.    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 5.    Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
    Section 5.1.    Organization; Power and Authority. Each Note Party is a Person duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly licensed or qualified as a foreign entity and is in good standing in each jurisdiction in which such license or qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Note Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver each Note Document to which it is a party and to perform the provisions hereof and thereof.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    Section 5.2.    Authorization, Etc. Each Note Document has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of each Note Party that is a party thereto, and this Agreement and the Guaranty constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the each Note Party that is a party thereto enforceable against each such Note Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
    Section 5.3.    Disclosure. The Company, through its agents, KeyBanc Capital Markets Inc. and BofA Securities, Inc., has delivered to each Purchaser a copy of a Private Placement Investor Presentation, dated July 2024 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation, together with Schedule 5.3 hereto, fairly describes, in all material respects, the general nature of the business and principal properties of the Note Parties. This Agreement, the Presentation, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to August 7, 2024 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, the Purchasers acknowledging that as to any projections furnished to the Purchasers, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable. Except as disclosed in the Disclosure Documents, since December 31, 2023, there has been no change in the financial condition, operations, business, properties or prospects of the Note Parties except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
    Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) each Note Party’s Subsidiaries and each Joint Venture Guarantor, showing, as to each Subsidiary and Joint Venture Guarantor, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by any Note Party and each other Subsidiary and whether such Subsidiary is a Guarantor and (ii) the Company’s directors and senior officers.
    (b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary and Joint Venture Guarantor shown in Schedule 5.4 as being owned by any Note Party and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Note Party or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    (c)    Each Subsidiary is a limited partnership, limited liability company or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, has full and adequate power to own its Assets and conduct its business as now conducted and is duly licensed or qualified as a foreign limited partnership, limited liability company or other legal entity and, where applicable, is in good standing in each jurisdiction in which such license or qualification is required by law, other than those jurisdictions as to which the failure to be so licensed, qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the limited partnership, limited liability company or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
    (d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
    Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes, but excluding all financial projections and other forward looking information) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
    Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by each Note Party of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Note Party under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Note Party is bound or by which any Note Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Note Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Note Party.
    Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
connection with the execution, delivery or performance by any Note Party of any Note Document, other than any such filings that will have been made as of the date of the Closing.
    Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor, to the knowledge of any Note Party threatened, against any Note Party or any of their respective Assets which could reasonably be expected to have a Material Adverse Effect.
    (b)    No Note Party is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 5.9.    Taxes. All federal, state, local, and foreign tax returns required to be filed by each Note Party and its respective Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes upon any Note Party and its respective Subsidiaries or upon any of their respective assets, income or franchises, which are shown to be due and payable on such returns, have been paid, except (i) such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP have been provided, (ii) real estate taxes so long as such real estate taxes are paid before they are delinquent, and (iii) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company does not know of any proposed additional tax assessment against it for which adequate provisions in accordance with GAAP have not been made on its accounts which could reasonably be expected to have a Material Adverse Effect.
    Section 5.10.    Title to Property; Leases. The Note Parties and their respective Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected in the most recent audited balance sheet referred to in Section 5.5 (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.
    Section 5.11.    Licenses, Permits, Etc. (a) The Note Parties own, possess or have the right to use all necessary licenses, permits, franchises, patents, copyrights, proprietary information, trademarks and trade names, to conduct their business as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person in each case except where the failure to do so could reasonably be expected to have a Material Adverse Effect.
    (b)    The Note Parties have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the

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knowledge of the any Note Party, threatened in each case except where such revocation or denial would not reasonably be expected to have a Material Adverse Effect.
    Section 5.12.    Compliance with Employee Benefit Plans. (a) Each Note Party and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither a Note Party nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Note Party or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Note Party or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
    (b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount that has resulted in or could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
    (c)    The Note Parties and their ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate have resulted in or would reasonably be expected to result in a Material Adverse Effect.
    (d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Note Parties and their Subsidiaries is not reasonably likely to result in a Material Adverse Effect.
    (e)    The execution and delivery of this Agreement, the Guaranty and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

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    (f)    The Note Parties and their Subsidiaries do not have any Non-U.S. Plans.
    (g)    None of the assets of the Company constitute or will constitute “plan assets” within the meaning of U.S. Department of Labor Section 2510.3-101, as amended by Section 3(42) of ERISA.
    Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than eighty (80) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
    Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder to the refinancing of existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
    Section 5.15.    Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of each Note Party and their Subsidiaries as of December 31, 2023 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Note Parties or their Subsidiaries. Neither any Note Party nor any of their Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Note Party or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Note Party or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
    (b)    Except as disclosed in Schedule 5.15, neither any Note Party nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future

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(upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
    (c)    Neither the Note Parties nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Note Parties or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Note Parties, except as disclosed in Schedule 5.15.
    Section 5.16.    Foreign Assets Control Regulations, Etc. (a) Neither the Note Parties nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
    (b)    Neither the Note Parties nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
    (c)    No part of the proceeds from the sale of the Notes hereunder:
    (i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Note Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
    (ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
    (iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
    (d)    Each Note Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that each Note Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
    Section 5.17.    Status under Certain Statutes. No Note Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

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    Section 5.18.    Environmental Matters. (a) None of the Note Parties has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim, against any Note Party or any of their Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
    (b)    None of the Note Parties has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
    (c)    None of the Note Parties has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
    (d)    None of the Note Parties has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
    (e)    All buildings on all real properties now owned, leased or operated by any Note Party are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
    Section 5.19.    Unencumbered Pool Assets. Schedule 5.19 hereto contains a complete and accurate description of all Unencumbered Pool Assets designated by the Company to constitute Unencumbered Pool Assets hereunder as of the date of Closing, including the entity that owns each Unencumbered Pool Assets. With respect to each Property identified from time to time as an Unencumbered Pool Assets, Company hereby represents and warrants as follows:
    (a)    No portion of any improvement on such Unencumbered Pool Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Company or the applicable Subsidiary, to the extent the same is available on commercially reasonable terms, has obtained and will maintain insurance coverage for flood and other water damage in the amount of the replacement cost of the improvements at such Unencumbered Pool Asset.
    (b)    To the Company’s knowledge, such Unencumbered Pool Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without

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reliance upon adjoining or other properties), building codes, land use and Environmental Laws (“Applicable Specified Laws”).
    (c)    Except to the extent not completed on Build-to-Suit Properties, such Unencumbered Pool Asset is served by all utilities required for the current use thereof, all utility service is provided by public utilities, and such Unencumbered Pool Asset has accepted or is equipped to accept such utility service.
    (d)    Except to the extent not completed on Build-to-Suit Properties, all roads and streets necessary for service of and access to such Unencumbered Pool Asset for the current use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.
    (e)    Except to the extent not completed on Build-to-Suit Properties, such Unencumbered Pool Asset is served by public water and sewer systems or, if such Unencumbered Pool Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Specified Laws with respect to such alternate systems.
    (f)    The Company is not aware of any material latent or patent structural defect in such Unencumbered Pool Asset. Such Unencumbered Pool Asset is free of damage and waste that would materially and adversely affect the value of such Unencumbered Pool Asset (other than any casualty loss being handled in accordance with the Note Documents or condemnation proceedings being handled in accordance with Note Documents) and is in adequate repair for its intended use. Such Unencumbered Pool Asset is free from material damage caused by fire or other casualty (other than any casualty loss being handled in accordance with the Note Documents). There is no pending or, to the actual knowledge of the Company, threatened condemnation proceedings affecting such Unencumbered Pool Asset, or any material part thereof, in each case that would materially detract from the value of such Unencumbered Pool Asset, impair the use or operation thereof, or interfere with the ordinary conduct of business of the Company or any Subsidiary.
    (g)    Except to the extent not completed on Build-to-Suit Properties, to the Company’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on such Unencumbered Pool Asset are in a condition and repair adequate for its intended use and, to the Company’s knowledge, in material compliance with all Applicable Specified Laws with respect to such systems or with respect to any Unencumbered Pool Asset will be upon completion of such Unencumbered Pool Asset.
    (h)    All improvements on such Unencumbered Pool Asset lie within the boundaries and building restrictions of the legal description of record of such Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset, no such improvements encroach upon easements benefiting such Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset, and no improvements on adjoining properties encroach upon such Unencumbered Pool Asset or easements benefiting such

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Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset. All access routes that materially benefit such Unencumbered Pool Asset are available to the Company or the applicable Subsidiary of the Company, constitute permanent easements that benefit all or part of such Unencumbered Pool Asset or are public property, and such Unencumbered Pool Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has any necessary permits for ingress and egress.
    (i)    There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting such Unencumbered Pool Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.
    (j)    Each Unencumbered Pool Asset satisfies each of the requirements set forth in the definition of “Unencumbered Pool Asset”.
    (k)    The use and occupancy of such Unencumbered Pool Asset and the improvements thereon do not constitute a Prohibited Use (as defined in the Primary Credit Agreement).
A breach of any of the representations and warranties contained in this Section 5.19 with respect to a Property shall disqualify such Property from being an Unencumbered Pool Asset for so long as such breach continues (unless otherwise approved in writing by the Required Holders) but shall not constitute a Default or an Event of Default (unless the elimination of such Property as an Unencumbered Pool Asset results in a Default or Event of Default under one of the other provisions of this Agreement).
    Section 5.20.    REIT Status. The REIT qualifies as, and has elected to be treated as, a real estate investment trust, and is in compliance with all requirements and conditions imposed under the Code to allow the REIT to maintain its REIT status.
    Section 5.21.    Pari Passu Status. The Company’s obligations hereunder and under the Notes rank at least pari passu in priority of payment with all other senior unsecured unsubordinated Indebtedness of the Company, and each other Guarantors’ obligations under the Note Documents rank at least pari passu in priority of payment with all the senior unsecured unsubordinated Indebtedness of such other Note Party.
    Section 5.22.    Permitted Pari Passu Debt. The Note Documents constitute “Permitted Pari Passu Debt” as defined in the Primary Credit Agreement.
Section 6.    Representations of the Purchasers.
    Section 6.1.    Purchase for Investment. Each Purchaser severally represents that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) of Regulation D of the Securities Act and is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such

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Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
    Section 6.2.    Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
    (a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
    (b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
    (c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
    (d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied,

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neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
    (e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
    (f)    the Source is a governmental plan; or
    (g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
    (h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 6.3.    Access to Information; Knowledge and Experience. You (i) have been furnished with or have had access to the information you have requested from the Company, (ii) have had an opportunity to discuss with management of the Company the business and financial affairs of the Company and (iii) have such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Notes that you are capable of evaluating the risks and merits of this investment.
Section 6.4.    Securities Act Exemption. You understand and acknowledge that the offering and sale of the Notes are intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act.

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Section 7.    Information as to Company
    Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:
    (a)    Quarterly Statements — within 60 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
    (i)    a consolidated balance sheet of the Consolidated Group as of the last day of such fiscal quarter, and
    (ii)    consolidated statements of income, retained earnings and cash flows of the Consolidated Group for such fiscal quarter and for the fiscal year-to-date period then ended, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments), and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the Consolidated Group, taken as a whole, on the date thereof (subject to year-end adjustments and absence of footnotes);
    (b)    Annual Statements — within 120 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of
    (i)    a consolidated balance sheet of the Consolidated Group as of the last day of the fiscal year then ended, and
    (ii)    consolidated statements of income, retained earnings and cash flows of the Consolidated Group for the fiscal year then ended and accompanying notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position

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of the Consolidated Group and their results of operations and cash flows for the fiscal year then ended and have been prepared in conformity with GAAP, and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
    (c)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
    (d)    Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
    (e)    Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
    (i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
    (ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
    (iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating

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to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
    (iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
    (f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
    (g)    Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and
    (h)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, the REIT or any of their respective Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note.
    Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:
    (a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
    (b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her

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supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto;
    (c)    Guarantors – setting forth a list of all Subsidiaries and Qualified Joint Venture Minority Owners that are Guarantors and certifying that each Subsidiary and Qualified Joint Venture Minority Owner that is required to be a Guarantor pursuant to Section 9.7 is a Guarantor, in each case, as of the date of such certificate of Senior Financial Officer; and
    Section 7.3.    Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:
    (a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing but not in any case more than once in any fiscal year; and
    (b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.
    Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Section 7.1(a), (b), or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
    (a)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or requested under Section 7.1(h)

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
    (b)    the Company shall have timely filed such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at https://www.blueowl.com/repurchase-offers-orent as of the date of this Agreement, or on IntraLinks or on any other similar website to which each holder of Notes has free access;
    (c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of Notes has free access; or
    (d)    the Company shall have timely filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its or the REIT’s home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided, however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided, further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided, further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.
Section 8.        Payment and Prepayment of the Notes.
    Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Series of Notes shall be due and payable on the Maturity Date thereof.
    Section 8.2.    Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding of such Series in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes of the applicable Series written notice of each optional prepayment under this Section 8.2 not less than 10 days and not

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series of Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), the Increased Interest, if any, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series of Notes to be prepaid a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date. Any such notice of optional prepayment referred to herein may at the Company’s option be made contingent on a potential refinancing, acquisition, merger, sale, Change in Control or other capital raising event, and shall be revocable at the Company’s option upon three (3) Business Days’ notice. Notwithstanding the foregoing, no Make-Whole Amount shall be due if the Notes of any Series are prepaid during the last ninety (90) days of the term of such Notes.
    (b)    Notwithstanding anything contained in Section 8.2(a) to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any partial prepayment of the Notes pursuant to the provisions of Section 8.2(a) shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.
    Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of the applicable Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
    Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest and the Increased Interest, if any, on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, but in any event subject to the Company’s right to revoke the notice of prepayment under Section 8.2 hereof. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
    Section 8.5.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (ii) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes of any one or more Series (as determined by the

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Company) at the time outstanding upon the same terms and conditions applicable to all Notes of a Series (it being understood that due to the differences in maturity and interest rate of the different Series of Notes, the Company may elect to offer different terms and conditions to the holders of Notes of different Series or may determine to make the offer only to the holders of Notes of one Series); provided any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days; provided further, if the holders of more than 33 1/3% of the principal amount of the Notes of the applicable Series then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least three (3) Business Days from its receipt of such notice to accept such offer; provided further, at the time of such purchase or offer to purchase and immediately after giving effect thereto, no Default or Event of Default would exist. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes. Notwithstanding the foregoing, the Company’s obligations under this Section 8.5 shall not apply to the purchase or acquisition of Notes by Kuvare UK Holdings Limited or one or more Affiliates thereof (other than the Company, any other Note Party or any Subsidiary of either thereof) in an aggregate amount not to exceed 25% of the amount of the Notes then outstanding.
    Section 8.6.    Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
    Section 8.7.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
    Section 8.8.    Change in Control Prepayment Offer.
    (a)    Notice of Change in Control. The Company will, within fifteen (15) Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes and such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (b) of this Section 8.8 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.8.
    (b)    Company Option. The Company may choose to make an offer to prepay the Notes pursuant to this subparagraph (b) upon or after the occurrence of any Control Event and prior to the occurrence of any Change in Control. If the Company chooses to make an offer to prepay the Notes prior to a Change in Control under this subparagraph (b), (i) the Company may give written notice of the applicable Control Event not less than 10 days and not more than 60 days prior to the consummation of the anticipated Change in Control to each holder of Notes containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.8, accompanied by the certificate described in subparagraph (f) of this Section 8.8, and (ii) contemporaneously with the consummation of such Change in Control, it shall prepay all Notes required to be prepaid in accordance with this Section 8.8 (unless such offer is revoked within three (3) Business Days prior to Proposed Prepayment Date as set forth in subparagraph (c) below).
    (c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.8, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Section 8.8 Proposed Prepayment Date”). Such date shall be not less than fifteen (15) days and not more than sixty (60) days after the date of such offer (if the Section 8.8 Proposed Prepayment Date shall not be specified in such offer, the Section 8.8 Proposed Prepayment Date shall be the thirtieth (30th) day after the date of such offer).
    (d)    Acceptance/Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company not later than ten (10) Business Days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute rejection of such offer by such holder.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    (e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.8 shall be at 100% of the principal amount of such Notes, together with interest and the Increased Interest, if any, on such Notes accrued to, but excluding, the date of prepayment, but without Make-Whole Amount or other premium.
    (f)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Section 8.8 Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.8; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to, but excluding, the Section 8.8 Proposed Prepayment Date; (v) that the conditions of this Section 8.8 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.
    (g)    Definitions.
“Change in Control” means (a) any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d 3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of the REIT greater than thirty percent (30%), (b) as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of the REIT or the Company consists of individuals who were not either (i) directors or trustees of the REIT or the Company as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of the REIT or the Company of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of the REIT or the Company, which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above, (c) the REIT (i) fails to own, directly or indirectly, on or after October 1, 2022, at least fifty one percent (51%) of the economic, voting and beneficial interest of the Company, or (ii) fails to own any of its interest in Company free and clear of any lien, encumbrance or other adverse claim, (d) the REIT fails to control the Company, (e) the Company fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least (x) one hundred percent (100%) of the economic, voting and beneficial interest of each Wholly-Owned Subsidiary Owner and (y) fifty one percent (51%) of the economic, voting and beneficial interest of each Non-Wholly-Owned Subsidiary Owner, in each case, except as otherwise permitted by Section 10.2 or (f) GIC and an Affiliate of the Company, collectively, fail to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of each Joint Venture Guarantor.
(h)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers contemplated by subparagraph (b) and accepted in accordance with subparagraph (c) of this Section 8.8 is subject to (i) the offer not having been revoked under subparagraph (c) of this Section 8.8 and (ii) the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event such offer has not been

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
revoked and that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.8 in respect of such Change in Control shall be deemed rescinded).
Section 9.    Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
    Section 9.1.    Compliance with Laws. Without limiting Section 10.4, each Note Party will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    Section 9.2.    Insurance. Each Note Party will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
    Section 9.3.    Maintenance of Properties. (a) Each Note Party will, and will cause each of their respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent any Note Party or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
    (b)    Without limiting Section 9.3(a) above, each Note Party will, and will cause each of their respective Subsidiaries to, and, to the extent permitted by the terms of the applicable Leases, will use reasonable efforts to cause the Tenants of the Unencumbered Pool Assets to, at all times, do the following to the extent failure to do so, individually or in the aggregate, could

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each Tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any Tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) days notify the holders of Notes in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Note Party or any of the Premises: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Note Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the holders of Notes any reasonably requested environmental record concerning the Premises which any Note Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
    Section 9.4.    Payment of Taxes and Claims. The Company and each of the Guarantors will, and will cause each of its respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to duly pay and discharge all federal, state, local, and foreign taxes, rates, assessments, fees, and governmental charges upon or against it or its assets, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor, except to the extent that the failure to do so would not be reasonably expected to have a Material Adverse Effect.
    Section 9.5.    Corporate Existence, Etc. Subject to Section 10.2, the Company and each Guarantor will at all times preserve and keep their corporate, limited partnership or limited

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
liability company existence, as applicable, in full force and effect. Except as permitted by Section 10.2, the Company and the Guarantors will at all times cause each of their respective Subsidiaries that are not Guarantors (unless merged into the Company or a Wholly Owned Subsidiary) to preserve and keep in full force and effect their corporate, limited partnership or limited liability company existence, as applicable, of each of their respective Subsidiaries that are not Guarantors (unless merged into the Company or a Wholly Owned Subsidiary) and all rights and franchises of the Company, the Guarantors and their Subsidiaries, the preservation of which is necessary to the conduct of their business, unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The REIT shall at all times comply with all requirements and Applicable Laws necessary to maintain REIT Status and shall continue to receive REIT Status.
        Section 9.6.    Books and Records. The Company and the Guarantors will, and will cause each of their respective Subsidiaries to, maintain proper books of record and account in accordance with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, the Guarantors or such Subsidiary, as the case may be. The Company, the Guarantors and their Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company and Guarantors will, and will cause each of their respective Subsidiaries to, continue to maintain such system.
    Section 9.7.    Guarantors. (a) The Company will cause each of its Subsidiaries and any Qualified Joint Venture Minority Owner that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:
    (i)    enter into (A) an agreement in the form of Exhibit 9.7 attached hereto providing for the guaranty by such Subsidiary or such Qualified Joint Venture Minority Owner (a “Guaranty”) or (B) a joinder to the Guaranty in the form of Exhibit A attached to the Guaranty, which may include changes as necessary and appropriate (in the reasonable determination of counsel to the Company) to take into account local law requirements or other customary limitations regarding guarantees provided by entities formed or organized in any applicable jurisdiction;
    (ii)    and deliver the following to each holder of a Note:
    (A)    an executed counterpart of such Guaranty or joinder to the Guaranty;
    (B)    a certificate signed by an authorized responsible officer of such Guarantor containing representations and warranties on behalf of such Guarantor to the same effect, mutatis mutandis, as those contained in Sections 5.2 and 5.6 of this Agreement (but with respect to such Guarantor and such Guaranty rather than the Company);

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    (C)    all documents as may be reasonably required to evidence the due organization, continuing existence and, where applicable, good standing of such Guarantor and the due authorization by all requisite action on the part of such Guarantor of the execution and delivery of such Guaranty and the performance by such Guarantor of its obligations thereunder; and
    (D)    an opinion of counsel in the form of Exhibit B attached to the Guaranty.
    (b)    At the election of the Company and by written notice to each holder of Notes, any Guarantor, except for the REIT, or any Joint Venture Guarantor that has provided a Guaranty under this Section 9.7 may be discharged from all of its obligations and liabilities under its Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Guarantor or Joint Venture Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Guarantor or such Joint Venture Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Guarantor or Joint Venture Guarantor under its Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Guaranty, (iv) if in connection with such Guarantor or Joint Venture Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purposes of Section 10.9, all Indebtedness of such Guarantor shall be deemed to have been incurred concurrently with such release. At the request of the Company or the relevant Guarantor, the Purchasers shall execute and deliver an appropriate instrument within a reasonable period of time, in the form provided by the Company or such Guarantor, evidencing the release of any Guarantor pursuant to this Section 9.7(b). Notwithstanding the foregoing, the provisions of this Section 9.7(b) shall not apply to the REIT.
        Section 9.8.    Debt Rating. The Company shall at all times, at its sole cost and expense, it shall cause to be maintained at all times a Debt Rating for the Notes from at least one NRSRO. At any time that a Debt Rating maintained pursuant to this Section 9.8 is not a public rating, the Company shall provide to each holder of a relevant Note (x) at least annually (on or before each anniversary of the Closing) and (y) promptly upon any change in a Debt Rating, an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other Governmental Authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of such Notes, the Company shall use commercially reasonable efforts to procure such information from an NRSRO. The Company shall pay the holders of Notes Increased Interest in accordance with Section 1.2 upon a BIG Event.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
        Section 9.9.    Current Appraisals. The Company shall obtain, or cause its applicable Subsidiary to obtain, (a) a new Current Appraisal for each Unencumbered Pool Asset (other than any Build-to-Suit Property for which the final certificate of occupancy was issued within the previous twelve (12) month period) not less than once in every twelve (12) month period, and (b) in the case of each Ground Leased Asset being converted from an Existing Use to a Subsequent Use, without limiting the foregoing clause (a), a new Current Appraisal for such Ground Leased Asset based on such Subsequent Use within 90 days after the Use Conversion Date (or, in the case of the Bally’s Property, the Bally’s Conversion Date) applicable thereto. Without limiting the obligations of Company under foregoing sentence, the Required Holders may elect (in their sole and absolute discretion) to obtain, at the sole cost and expense of the Company, a Current Appraisal for any Unencumbered Pool Asset (i) if the Company fails to deliver a Current Appraisal for such Unencumbered Pool Asset in accordance with this Section 9.9, or (ii) after the occurrence and during the continuance of a Default or an Event of Default.
    Section 9.10.    Unencumbered Pool Assets. The Company shall comply with the following requirements regarding Unencumbered Pool Assets:
    (a)        The Unencumbered Pool Aggregate Asset Value must be equal to or greater than $1,000,000,000.
    (b)        At all times there must be at least two (2) Unencumbered Pool Assets.
    (c)        At all times the weighted average lease term (calculated without regard to any extension options at the Tenant’s direction) of all Leases at Unencumbered Pool Assets, taken as a whole, shall be not less than ten (10) years; provided, however, that the foregoing requirement shall not be applicable at any time the Company has obtained and maintains an Investment Grade Rating.
    (d)        At all times no more than five percent (5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are “dark” (i.e., not being operated or occupied by the applicable Tenant and in respect of which the applicable Tenant is paying in full the rent and other amounts due under its Lease for such Property and is in compliance with its other material obligations under its Lease), and any amount in excess of five percent (5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; provided, however, that a Ground Leased Asset shall not be considered “dark” during the period of conversion from an Existing Use to a Subsequent Use so long as the applicable Tenant is paying in full the rent and other amounts due under its ground lease for such Ground Leased Asset;
    (e)        At all times no single Unencumbered Pool Asset shall account for more than (x) if Amazon is the sole Tenant in respect of such Unencumbered Pool Asset, fifty percent (50%), or (y) if otherwise, thirty-five percent (35%), in each case, of Unencumbered Pool Aggregate Asset Value, and any amount in excess of fifty percent (50%) or thirty-five percent (35%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (f)        At all times the percentage of Unencumbered Pool Aggregate Asset Value attributable to Unencumbered Net Operating Income from a single Tenant shall not exceed (x) fifty percent (50%) if the Tenant is Amazon, or (y) thirty-five percent (35%) for any other Tenant, and any amount in excess of fifty percent (50%) or thirty-five percent (35%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (g)        At all times no more than ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets (other than On-Campus Medical Office Buildings) that are ground leased by a Subsidiary Owner, as lessee, under Ground Leases (as opposed to being owned in fee simple by a Subsidiary Owner), and any amount in excess of ten percent (10%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (h)        At all times no more than ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Build-to-Suit Properties, and any amount in excess of ten percent (10%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (i)        [reserved];
    (j)        At all times at least fifty percent (50%) of the Unencumbered Pool Aggregate Asset Value shall be attributable to Investment Grade Tenants, provided that any shortfall to such requirement shall not constitute a Default or an Event of Default hereunder, but Unencumbered Asset Value attributable to Unencumbered Pool Assets not leased to Investment Grade Tenants shall instead be reduced such that, after giving effect to such reduction, fifty percent (50%) of the Unencumbered Pool Aggregate Asset Value shall be attributable to Investment Grade Tenants;
    (k)        At all times no more than five percent (5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are owned, or leased pursuant to a Ground Lease, by a Non-Wholly Owned Subsidiary Owner (other than a Qualified Joint Venture), and any amount in excess of five percent (5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (l)        At all times no more than twenty-five percent (25%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are owned, or leased pursuant to a Ground Lease, by a Qualified Joint Venture, and any amount in excess of twenty-five percent (25%) shall be disregarded for purposes of determining Unencumbered Pool

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (m)        At all times no more than twelve percent (12%) of Unencumbered Pool Aggregate Asset Value may be attributable to Gaming Assets and Entertainment Assets, collectively, and any amount in excess of twelve percent (12%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (n)        At all times no more than twelve and one-half percent (12.5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Reverse 1031 Exchange Properties, and any amount in excess of twelve and one-half percent (12.5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
    (o)        At all times no more than twelve and one-half percent (12.5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Exchange Properties, and any amount in excess of twelve and one-half percent (12.5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; and
    (p)        At all times no more than twenty percent (20%) of Unencumbered Pool Aggregate Asset Value may be attributable to assets of the type described in clauses (xi) or (xii) above, and any amount in excess of twenty percent (20%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder.
provided, however, that at any time the Company has obtained and maintains an Investment Grade Rating, the limitations set forth in clauses (d), (e), (f) and (j) above shall no longer apply.
Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is then continuing, if any provision similar to a provision of this Section 9.10 is subsequently amended or modified in each Material Credit Facility, such amendment or modification shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in each Material Credit Facility, provided, further, that in the event that any fee is paid to any party under any Material Credit Facility solely to effectuate any such amendment or modification, the holders of the Notes shall have received an equivalent fee on a pro rata basis prior to or concurrently with the effectiveness of any such amendment or modification. “Equivalent fee” means an amount equal to the percentage determined by dividing the fee paid under a Material Credit Facility by the principal outstanding amount under such Material Credit Facility multiplied by the aggregate outstanding principal amount of the Notes.
        Section 9.11.    Most Favored Lender Status. (a) If at any time following the date of the Closing (i) any Material Credit Facility shall include any Financial Covenant not set forth in this Agreement (any such covenant, a “New Covenant”) or (ii) any Financial Covenant contained in

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
any Material Credit Facility would be more beneficial to the holders of the Notes than any analogous Financial Covenant contained in this Agreement (any such covenant, an “Improved Covenant” and, together with any New Covenant, collectively, the “Additional Financial Covenants”), then the Company will promptly, and in any event within ten (10) Business Days thereof, provide a notice with respect to each such Additional Financial Covenant to the holders of the Notes. Thereupon, unless waived in writing by the Required Holders within ten (10) Business Days of the holders’ receipt of such notice, such Additional Financial Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective as of the date when such Additional Financial Covenant became effective under any Material Credit Facility.
    (b)    Upon the request of the Required Holders following the incorporation of an Additional Financial Covenant as aforesaid, the Company and the Guarantors shall enter into any additional agreement or amendment to this Agreement reasonably requested by the Required Holders evidencing any of the foregoing.
    (c)    So long as no Default or Event of Default shall have occurred and be continuing, if any Material Credit Facility subsequently loosens, terminates or removes any such Additional Financial Covenant (or such Material Credit Facility has been terminated, all commitments thereunder cancelled and all amounts borrowed thereunder repaid), then in any such event the Additional Financial Covenant shall then and thereupon be deemed to have been loosened, terminated or removed, as the case may be, in or from this Agreement; provided, that, if in return for any such Additional Financial Covenant being so loosened, terminated or removed in or from such Material Credit Facility, any fee or other form of consideration is given or agreed to be given to any lender under such Material Credit Facility, then the Company shall pay or agree to pay to the holders of the Notes equivalent consideration (with equivalency determined on a proportional basis based on the relative principal amounts (or, if the commitments in respect of such Indebtedness are not fully funded, the committed principal amounts) of such Material Credit Facility and the Notes), substantially concurrently therewith; provided, further, that the obligation pursuant to the immediately preceding proviso shall not apply with respect to fees or other consideration given or agreed to be given in connection with a bona fide refinancing of any Material Credit Facility.
    (d)    Notwithstanding anything in this Section 9.11, the covenants contained in Sections 9 and 10 shall never be less restrictive on the Note Parties than the covenants contained in Sections 9 and 10 as in effect as of the date of the Agreement unless amended in accordance with Sections 9.10, 10.7, 10.9 or 17 hereof or the definition of “Unencumbered Pool Assets” herein.
Section 10.    Negative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
    Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any Guarantor or any of their respective Subsidiaries to, enter into any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, an Guarantor or another

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Subsidiary), except (i) transactions pursuant to the Management Agreement or other property management agreements relating to Properties other than the Unencumbered Pool Assets, (ii) transactions set forth on Schedule 10.1 attached hereto, (iii) transactions in the ordinary course of business and pursuant to the reasonable requirements of the business of such Person (including, for the avoidance of doubt, operating leases entered into between or among the Company, any Guarantor and any Wholly-Owned Subsidiary of the Company or such Guarantor) and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (iv) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of Company, the Guarantors and their respective Subsidiaries or the issuance of directors’ or nominees’ qualifying shares, (v) compensation and indemnification arrangements for directors (or equivalent), officers and employees of the Company, the Guarantors and their respective Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interests to directors (or equivalent), officers and employees of the Company, the Guarantors and their respective Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement, and (vi) transactions permitted under Section 10.2.
    Section 10.2.    Merger, Consolidation, Etc. The Company will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, dissolve, liquidate, dispose of (including, without limitation, by way of an LLC Division) all or substantially all of its assets or business, merge, reorganize, consolidate or enter into any other business combination to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted:
    (a)    any Person may merge or consolidate with or into (i) the Company or the REIT, provided that the Company or the REIT, as applicable, shall be the continuing or surviving Person and there is no Change in Control, or (ii) any one or more other Subsidiaries, including newly formed Subsidiaries, provided that (x) when any Guarantor is merging or consolidating with or into another Subsidiary that is not a Guarantor, the Guarantor shall be the continuing or surviving Person and (y) when any Joint Venture Guarantor is merging or consolidating with or into another Person that is not a Joint Venture Guarantor, the Joint Venture Guarantor shall be the continuing or surviving Person; and
    (b)    any Subsidiary that is not a Note Party or a Subsidiary Owner may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, pursuant to an LLC Division.
No such conveyance, transfer or lease of substantially all of the assets of the Company, any Guarantor or any of their respective Subsidiaries shall have the effect of releasing the Company or such Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2, from its

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
liability under (x) this Agreement or the Notes (in the case of the Company) or (y) the Guaranty (in the case of any Guarantor), unless, in the case of the conveyance, transfer or lease of substantially all of the assets of a Guarantor, such Guarantor is released from its Guaranty in accordance with Section 9.7(b) in connection with or immediately following such conveyance, transfer or lease.
    Section 10.3.    Line of Business. No Note Party will engage in any business if, as a result, the general nature of the business of such Note Party would be changed in any material respect from the general nature of the business in which such Note Party is engaged on the date of this Agreement (or, if later, the date such Note Party first becomes a Guarantor hereunder).
    Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
    Section 10.5.    Liens. The Company will not and will not permit any Guarantor or their respective Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on any (i) Unencumbered Pool Asset or any fixtures or building systems incorporated into such Unencumbered Pool Asset, or any contract rights, insurance proceeds, condemnation awards or other personal property of the Company or such Guarantor or Subsidiary pertaining to or used in connection with the ownership, development and/or operation of such Unencumbered Pool Asset (provided, however, that this clause (i) does not apply to any leased equipment), whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any Unencumbered Pool Asset, except for Permitted Liens, or (ii) Equity Interest in any Subsidiary Owner, Joint Venture Guarantor or Indirect Owner or the right to receive any income therefrom or proceeds thereof. Notwithstanding the foregoing, if the Company or any Guarantor shall secure any Indebtedness outstanding under or pursuant to a Material Credit Facility, then the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be from counsel that is reasonably acceptable to the Required Holders.
    Section 10.6.    Changes to Organizational Documents and Management Agreement. (a) The Company shall not amend or modify, or permit the amendment or modification of, the articles, bylaws, limited liability company agreements or other formation or organizational documents of the Company, any Guarantor or any Subsidiary Owner in a manner that would have a material adverse effect on the rights under the Note Documents of the holders of Notes, taken as a whole, without the prior written consent of the Required Holders.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    (b)    No Note Party shall terminate or cancel the Management Agreement, or amend the Management Agreement in a manner that would have a material adverse effect on the rights under the Note Documents of the holders of Notes, taken as a whole, without the prior written consent of the Required Holders.
    (c)    The Company shall not amend or modify, or permit the amendment or modification of, the Blue Owl Facility in a manner that would be adverse to the interests of the holders of Notes, taken as a whole, without the prior written consent of the Required Holders.
    Section 10.7.    Restriction on Payment of Indebtedness. (a) The Company will not and will not permit any Guarantor or their respective Subsidiaries to (i) during the existence of any Default arising from Company’s failure to pay any amounts due under the Note Documents or any Event of Default, optionally prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by a Property (other than an Unencumbered Pool Asset) which is satisfied solely from the proceeds of a sale of such Property securing such Indebtedness; or (ii) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.
    (b)    The Company will not, and will not permit any of its Subsidiaries or any Joint Venture Guarantor to, declare or make, or agree to pay or make, directly or indirectly, any Distribution at any time during which an Event of Default is continuing, except (i) to the extent necessary for the REIT to maintain its status as a real estate investment trust, but only so long as no Event of Default under Section 11(a), Section 11(b), Section 11(g) or Section 11(h) has occurred and is continuing and no Obligations hereunder have been accelerated in accordance with Section 11, and (ii) Distributions by any Subsidiary of the Company directly or indirectly to the Company.
    Section 10.8.    Asset Sales. The Company will not and will not permit any Guarantor or their respective Subsidiaries to sell, transfer or otherwise dispose of any material asset other than (a) pursuant to a bona fide arm’s length transaction so long as (i) if such asset is an Unencumbered Pool Asset, then the Company shall have complied with the obligations related to the removal of Unencumbered Pool Assets provided in the Primary Credit Facility and (ii) the Company and the REIT will remain in pro forma compliance with Section 9.10 and Section 10.9 after giving effect to such transaction, (b) sales, transfers or other dispositions of obsolete or worn out property, whether now owned or hereafter acquired, (c) as permitted by Section 10.2, (d) sales, transfers or other dispositions otherwise permitted by the Note Documents, (e) sales to the Company or any Guarantor (other than a Joint Venture Guarantor), and (f) sales between Subsidiaries of the Company that are not Subsidiary Guarantors and do not own, directly or indirectly, any Unencumbered Pool Assets.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    Section 10.9.    Financial Covenants.
    (a)    Maximum Leverage Ratio. The Company will not at any time permit the ratio of (i) the sum of (A) Consolidated Total Indebtedness plus (B) the Master Lease Obligations to (ii) Consolidated Total Asset Value (expressed as a percentage) to exceed sixty percent (60%); provided, however, that the Company shall have the option, exercisable not more than three (3) times prior to the latest Maturity Date hereunder by providing written notice thereof to the holders of Notes, to increase the foregoing limit to sixty five percent (65%) for the two (2) consecutive fiscal quarters following a Material Acquisition (with the first such fiscal quarter being the same fiscal quarter in which the assets acquired in such Material Acquisition are included in the calculation of Consolidated Total Asset Value).
    (b)    Minimum Fixed Charge Coverage Ratio. The Company will not at any time permit the ratio of Adjusted Consolidated EBITDA for the trailing twelve (12) month period to Consolidated Fixed Charges for such trailing twelve (12) month period to be less than 1.60 to 1.00; provided that such minimum required ratio shall be automatically reduced to 1.50 to 1.00 if, but only for so long as, the Company has obtained and maintains an Investment Grade Rating. For the avoidance of doubt, for purposes of calculating Adjusted Consolidated EBITDA for purposes of the foregoing calculation, notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA”, Consolidated EBITDA shall not be reduced by the amount of any one time costs or expenses incurred in connection with the closing of any credit facility or other fundraising.
    (c)    Maximum Unencumbered Leverage Ratio. The Company will not at any time permit the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value (expressed as a percentage) to exceed sixty percent (60%); provided, however, that the Company shall have the option, exercisable not more than two (2) times prior to the latest Maturity Date hereunder by providing written notice thereof to the holders of Notes, to increase the foregoing limit to sixty five percent (65%) for the two (2) consecutive fiscal quarters following a Material Acquisition (an “Unencumbered Leverage Increase Period”) (with the first such fiscal quarter being the same fiscal quarter in which the assets acquired in such Material Acquisition are included in the calculation of Unencumbered Pool Aggregate Asset Value); provided, further, that following the expiration of any Unencumbered Leverage Increase Period, the maximum ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value shall not be subsequently increased again to sixty five percent (65%) as a result of a subsequent Material Acquisition (and a subsequent Unencumbered Leverage Increase Period shall not commence) until the Company has delivered a Compliance Certificate for one (1) fiscal quarter ending after such Unencumbered Leverage Increase Period evidencing that the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value was not greater than sixty percent (60%) for such fiscal quarter. Additionally, the Company acknowledges that it may only take advantage of the surge protection in this paragraph to the extent that the assets acquired in any such Material Acquisition are included in the calculation of Unencumbered Pool Aggregate Asset Value.
    (d)    Unencumbered Debt Service Coverage Ratio. The Company will not at any time permit the ratio of the aggregate Unencumbered Net Operating Income of all Unencumbered

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Pool Assets for the most recently completed four fiscal quarter period to Unsecured Interest Expense to be less than 1.75 to 1.0.
    (e)    Maximum Secured Leverage Ratio. The Company will not at any time permit the ratio (expressed as a percentage) of Consolidated Total Secured Indebtedness to Consolidated Total Asset Value to exceed forty percent (40%).
    (f)    Maximum Secured Recourse Debt Ratio. The Company will not at any time permit the ratio (expressed as a percentage) of Consolidated Total Secured Recourse Indebtedness to Consolidated Total Asset Value to exceed ten percent (10%).
Section 11.    Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
    (a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
    (b)    the Company defaults in the payment of any interest or Increased Interest, if any, on any Note for more than five Business Days after the same becomes due and payable; or
    (c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10; or
    (d)    the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Section 11(a), (b) and (c)) or in any Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); provided, however, that if such default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and provided, further that the Company shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for the Company in the exercise of due diligence to cure such Default, such additional period not to exceed thirty (30) days; or
    (e)    any representation or warranty made by a Note Party herein or in any other Note Document or in any certificate furnished in connection with the transactions contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof; provided, however, that if the facts giving rise to such false or incorrect representation or warranty are capable of being remedied

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
within thirty (30) days, such incorrect representation or warranty is not remedied within thirty (30) days after the earlier of (i) a Responsible Officer of any Note Party obtaining knowledge of such default and (i1) such Note Party receiving written notice of such failure from any holder of a Note;
    (f)    (i) any Note Party or any of their Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) any Note Party or any of their Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Note Party or any of their Subsidiaries has become obligated to purchase or repay Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require any Note Party or any of their Subsidiaries so to purchase or repay such Indebtedness; or
    (g)    the REIT, the Company, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
    (h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the REIT, the Company, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the REIT, the Company, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof, or any such petition shall be filed against the REIT, the Company, any Joint Venture Guarantor or any Material Subsidiary within the

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meaning of clause (a) or (c) of the definition thereof and such petition shall not be dismissed within 60 days; or
    (i)    any event occurs with respect to the REIT, the Company, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
    (j)    one or more final judgments or orders for the payment of money aggregating in excess of $50,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of any Note Party or any of their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
    (k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
    (l)    any Guaranty shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of any Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guaranty, or the obligations of any Guarantor under any Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Guaranty.
Section 12.    Remedies on Default, Etc.
    Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company or any other Note Party described in Section 11(g), Section 11(h) or Section 11(i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
    (b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
    (c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate and any applicable Increased Interest) and (y) the Make-Whole Amount determined in respect of such principal amount, if any, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
    Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Guaranty, or for an injunction against a violation of any of the terms

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
    Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
    Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented out-of-pocket costs and expenses of one firm of outside counsel reasonably acceptable to the holders of Notes for all holders of the Notes collectively incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.
Section 13.    Registration; Exchange; Substitution of Notes.
    Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    Section 13.2.    Transfer and Exchange of Notes. (a) Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A, Exhibit 1-B, Exhibit 1-C or Exhibit 1-D, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of such Series, one Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
    (b)    Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that it will not, directly or indirectly, resell any Notes purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is limited hereby). The Company shall not be required to recognize any sale or other transfer of a Note to a Competitor and no such transfer shall confer any rights hereunder upon such transferee.
    Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
    (a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
    (b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.
Section 14.    Payments on Notes.
    Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of KeyBank National Association in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
    Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
    Section 14.3.    Tax Forms. Any holder that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Note shall deliver to the Company, at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any holder, if reasonably requested by the Company, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company as will enable the Company to determine whether or not such holder is subject to backup withholding or information reporting requirements (including FATCA). Without limiting the generality of the foregoing, any holder that is a United States Person shall deliver to the Company on or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-9 certifying that such holder is exempt from U.S. federal backup withholding tax. Any holder that is a not United States Person shall deliver to the Company on

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
or before the date on which such holder obtains a Note (and from time to time thereafter upon the reasonable request of the Company), executed copies of the applicable IRS Form W-8 and any documentation prescribed by applicable law as a basis for claiming exemption (if any) from or a reduction (if any) in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made. If a payment made to a holder under any Note would be subject to U.S. federal withholding tax imposed by FATCA if such holder were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such holder shall deliver to the Company at the time or times prescribed by law and at such time or times reasonably requested by the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to the Company (in such number of copies as shall be reasonably requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 14.3, in both cases correctly completed and executed. For purposes of this Section 14.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.
Section 15.    Expenses, Etc.
    Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000, per Series of Notes. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
    Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
    Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty or the Notes, and the termination of this Agreement.
Section 16.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Guaranties embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 17.    Amendment and Waiver.
    Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
prospectively), only with the written consent of the Company and the Required Holders, except that:
    (a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
    (b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
    Section 17.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
    (b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
    (c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
    Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note or Guaranty shall operate as a waiver of any rights of any holder of such Note.
    Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty or the Notes, or have directed the taking of any action provided herein or in any Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding. Notwithstanding the foregoing, this Section 17.4 shall not apply to Notes held by Kuvare UK Holdings Limited or one or more Affiliates thereof (other than the Company, any other Note Party or any Subsidiary of either thereof) in an aggregate amount not to exceed 25% of the amount of the Notes then outstanding.
Section 18.    Notices.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) by e-mail, provided, that, in the case of this clause (d), upon written request of any holder to receive paper copies of such notices or communications, the Company will promptly deliver such paper copies to such holder. Any such notice must be sent:
    (a)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
    (b)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
    (c)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Michael Reiter (email: michael.reiter@blueowl.com; telephone: 312-414-0944), or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
Section 19.    Reproduction of Documents.
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 20.    Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.
Section 21.    Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 22.    Miscellaneous.
    Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
    Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
    Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement and the other certificates, opinions and documents delivered in connection herewith (excluding the Notes, the “Documents”). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other related Documents by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, for the avoidance of doubt, (a) the Company shall provide original counterparts of the Notes at least one Business Day prior to Closing and (b) if any Purchaser shall request manually signed counterpart signatures to any Note Document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
    Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
    (c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (e)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
* * * * *

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Blue Owl NLT Operating Partnership LP

By: /s/ Michael Reiter
    Name: Michael Reiter
    Title: Chief Operating Officer

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement

This Agreement is hereby
accepted and agreed to as
of the date hereof.

Fidelity & Guaranty Life Insurance Company
By: Aspida Life Re Ltd., its investment manager
By: Ares Insurance Solutions LLC, its sub-advisor
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Southern Atlantic Re Inc.
By: Aspida Life Re Ltd., its investment manager
By: Ares Insurance Solutions LLC, its sub-advisor
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Brighthouse Life Insurance Company
By: Aspida Life Insurance Company, its investment manager
By: Ares Insurance Solutions LLC, its sub-advisor
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Aspida Life Insurance Company
By: Ares Insurance Solutions LLC, its investment manager
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Aspida Life Re Ltd.
By: Ares Insurance Solutions LLC, as Manager
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Universal Life Insurance Company
By: Ares Insurance Solutions LLC, its investment manager
By: Ares Alternative Credit Management LLC, its sub-advisor

By:    /s/ Thomas C. Griffin III
    Name: Thomas C. Griffin III
    Title: Authorized Signatory

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

United Life Insurance Company
By: Blue Owl Insurance Advisors LLC, Its Investment Manager

By:    /s/ Thomas A. Shanklin
    Name: Thomas A. Shanklin
    Title: Authorized Signatory

Guaranty Income Life Insurance Company
By: Blue Owl Insurance Advisors LLC, Its Investment Manager

By:    /s/ Thomas A. Shanklin
    Name: Thomas A. Shanklin
    Title: Authorized Signatory

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Teachers Insurance and Annuity Association of America, a New York domiciled life insurance company

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By:    /s/ Greg Miller
    Name: Greg Miller
    Title: Senior Director

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Anthem Blue Cross Life and Health Insurance Company
Anthem Health Plans, Inc.
Anthem Health Plans of Virginia, Inc.
Anthem Kentucky Managed Care Plan, Inc.
Community Insurance Company
HealthSun Health Plans, Inc.
Houston Specialty Insurance Company
UNICARE Health Plan of West Virginia, Inc.
Unicare Life & Health Insurance Company

By: Loomis, Sayles & Company, L.P., as investment manager
By: Loomis, Sayles & Company, Incorporated Its General Partner

By:    /s/ Robin Lenarz
    Name: Robin Lenarz
    Title: Vice President

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Modern Woodmen of America

By:    /s/ Brett M. Van
    Name: Brett M. Van
    Title: Chief Investment Officer & Treasurer

By:    /s/ Aaron R. Birkland
    Name: Aaron R. Birkland
    Title: Sr. Portfolio Manager, Private Placements

Blue Owl NLT Operating Partnership LP        Note Purchase Agreement
This Agreement is hereby
accepted and agreed to as
of the date hereof.

Farm Bureau Life Insurance Company

By:    /s/ Michael Warmuth
    Name: Michael Warmuth
    Title: Vice President – Investments

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Adjusted Consolidated EBITDA” means with respect to any period, the Consolidated EBITDA for such period, minus, with respect to Properties owned by the Consolidated Group, the Capital Reserve, and minus, with respect to Properties owned by Unconsolidated Affiliates, the Consolidated Group Pro Rata Share of the Capital Reserve.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agent” means KeyBank National Association, acting as administrative agent under the Primary Credit Facility, or any other successor administrative agent under the Primary Credit Facility.
“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.
“Amazon” means Amazon.com, Inc., a Delaware corporation, and its Affiliates.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Law” means collectively, all international, non-U.S., Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
Schedule A
(to Note Purchase Agreement)

“Appraised Value” means with respect to any Property, the “as is” market value of such Property as reflected in the most recent Current Appraisal of such Property.
“Approved Foreign Country” means the United Kingdom, Germany, Denmark, the Netherlands, Spain, Australia, and Canada; provided that, from time to time after the date of the Closing, the Company may request (by written notice to the holders of Notes) that one or more additional foreign jurisdictions be added to the list of Approved Foreign Countries, it being understood that, in such event, such jurisdictions shall be added to (and thereafter form part of) the list of Approved Foreign Countries, so long as, in each case, the respective jurisdiction to be added is approved in writing by all holders of Notes.
“Assets” means as to any Person, all types of real, personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP, including, as to any Subsidiary, any Property owned by it.
“BIG Event” means either (a) if the Notes are rated by one (1) or two (2) NRSROs pursuant to Section 9.8, then the rating of the Notes by any one of such NRSROs shall be decreased below “Baa3” or “BBB-”, as applicable, or (b) if the Notes are rated by three (3) NRSROs pursuant to Section 9.8, then the rating of the Notes by any two (2) of such NRSROs shall be decreased below “Baa3” or “BBB-”, as applicable.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Blue Owl Facility” means the Loan Agreement by and between Blue Owl Capital Holdings LP and the Company, dated as of August 8, 2022.
“Build-to-Suit Property” means any Property owned or acquired by a Subsidiary Owner (i) that is vacant land intended for development by such Subsidiary Owner, (ii) for which such Subsidiary Owner has a signed Lease with a Tenant for a term longer than ten (10) years (calculated at the time such Property is initially included as an Unencumbered Pool Asset) and (iii) that will otherwise satisfy each of the requirements set forth in the definition of “Unencumbered Pool Asset” once such development is complete. For the avoidance of doubt, no Ground Leased Asset shall constitute a Build-to-Suit Property.
“Business Day” means for the purposes of any provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Reserve” means for any Property, $0.15 per square foot of leasable space per annum (as annualized for the applicable ownership period) for such Property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change in Control” is defined in Section 8.8(f).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Competitor” means any Person (other than any Purchaser) who is substantially engaged in the business of the Consolidated Group and is listed as a Competitor on Schedule B and successors and Affiliates of the foregoing.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Confidential Information” is defined in Section 20.
“Consolidated” means with reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA” means for any period, without duplication, the consolidated net income or loss of the REIT and the other members of the Consolidated Group for such period (before deduction for minority interests and excluding any adjustments for so-called “straight-line rent accounting”); plus (A) the following items to the extent deducted in computing such consolidated net income for such period: (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense of the members of the Consolidated Group for such period, (iii) consolidated expenses of the members of the Consolidated Group for such period associated with the upfront costs of acquisitions and not otherwise capitalized, (iv) consolidated depreciation and amortization expense of the members of the Consolidated Group for such period, (v) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from any sale of assets of the members of the Consolidated Group for such period, (vi) non-cash items of the members of the Consolidated Group for such period (provided that any future cash payment made with respect thereto will be subtracted from Consolidated EBITDA in such future period) and (vii) fees and expenses incurred under the Management Agreement during such period (provided that any addback of such fees and expenses pursuant to this clause (vii) will only be permitted if the Company and the Manager have executed a subordination agreement in form and substance reasonably satisfactory to the holder of Notes (and such subordination agreement is in effect at the time of such addback), and any management fees and expenses associated with such addback are not paid in contravention of the terms thereof); minus (B) to the extent included in computing such consolidated net income for such period, extraordinary, unrealized or non-recurring gains (including the write-up of assets and consolidated gains attributable to any sales of assets, debt restructurings or early retirement of debt) and non-cash gains of the members of the Consolidated Group for such period; plus (or minus, as applicable) (C) the Consolidated Group Pro Rata Share of the above attributable to interests in Unconsolidated Affiliates. For purposes of calculating Consolidated EBITDA, only the pro rata share of the consolidated net income (or loss), the costs and expenses described in clause (A) above and the gains described in clause (B) above, in each case, of or attributable to any Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Consolidated Fixed Charges” means for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, plus (ii) all amounts paid or payable in cash by the Company or any other member of the Consolidated Group during such period on account of scheduled principal payments on Indebtedness for money borrowed (excluding balloon, bullet or similar payments of principal due upon the stated maturity of such Indebtedness and any mandatory or optional prepayments of such Indebtedness not regularly scheduled), plus (iii) a percentage of all such scheduled principal payments required to be made during such period by any Unconsolidated Affiliate on Indebtedness for borrowed money (excluding balloon, bullet or similar payments of principal due upon the stated maturity of such Indebtedness and any mandatory or optional prepayments of such Indebtedness not regularly scheduled) taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Unconsolidated Affiliate, plus (iv) any dividends paid or payable in cash on preferred stock (including dividends actually paid to Unconsolidated Affiliates but excluding dividends paid to members of the Consolidated Group).
“Consolidated Group” means the REIT, the Company and all Subsidiaries which are required to be Consolidated with them for financial reporting purposes under GAAP.
“Consolidated Group Pro Rata Share” means with respect to (i) any Unconsolidated Affiliate, the pro rata share of the ownership interests held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate, without duplication, and (ii) any Exchange Fee Titleholder, the pro rata share of the ownership interests in such Exchange Fee Titleholder pledged to the Consolidated Group, in the aggregate, without duplication.
“Consolidated Interest Expense” means for any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to capital leases or synthetic leases) of the Consolidated Group on a consolidated basis with respect to all outstanding Indebtedness of the Consolidated Group and including (without duplication) the Consolidated Group Pro Rata Share of Consolidated Interest Expense for Unconsolidated Affiliates. For purposes of calculating Consolidated Interest Expense, in respect of any Consolidated Interest Expense of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Interest Expense of such Non-Wholly Owned Subsidiary Owner

(corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Consolidated Total Asset Value” means at a given time, the sum (without duplication) of all of the following of the REIT and each other member of the Consolidated Group:
    (1)    Unrestricted Cash and Cash Equivalents owned directly by any member of the Consolidated Group or any Exchange Property Owner; plus
    (2)    with respect to any Property owned as of the determination date by any member of the Consolidated Group or any Exchange Property Owner and for which there is a Current Appraisal, the Appraised Value of such Property; plus
    (3)    with respect to any Build-to-Suit Property owned as of the determination date by any member of the Consolidated Group and for which there does not exist a Current Appraisal, the cost basis for such Property; plus
    (4)    the GAAP book value of all Development Properties owned by any member of the Consolidated Group; plus
    (5)    the GAAP book value of all Mortgage Note Receivables, and investments in Equity Interests of other Persons, including common shares, preferred shares and mutual funds, plus
    (6)    the value of other short term liquid investments approved by the Agent to be included in the calculation of Consolidated Total Asset Value, and valued in a manner consistent with GAAP with such adjustments as reasonably required by the Agent, plus
    (7)    the amount of all Eligible Cash 1031 Proceeds.
For purposes of determining Consolidated Total Asset Value:
    (i)    all income, expense and value associated with assets disposed of, and Properties acquired by the Company or any Subsidiary during, the fiscal quarter most recently ended prior to a date of determination shall be excluded;
    (ii)    to the extent the amount of Consolidated Total Asset Value attributable to investments in Unconsolidated Affiliates and other non-wholly owned Subsidiaries would exceed fifteen percent (15%) of Consolidated Total Asset Value, such excess shall be excluded;
    (iii)    to the extent the amount of Consolidated Total Asset Value attributable to direct or indirect (e.g., through ownership of units in a debt fund) ownership of Mortgage Note Receivables would exceed ten percent (10%) of Consolidated Total Asset Value, such excess shall be excluded;

    (iv)    to the extent the amount of Consolidated Total Asset Value attributable to Development Properties would exceed fifteen percent (15%) of Consolidated Total Asset Value, such excess shall be excluded;
    (v)    in addition to the foregoing limitations, to the extent the amount of Consolidated Total Asset Value attributable to the items described in the immediately preceding clauses (ii), (iii) and (iv) would exceed twenty-five percent (25%) of Consolidated Total Asset Value, such excess shall be excluded;
    (vi)    the Consolidated Group Pro Rata Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in clause (1) above) shall be included in the calculation of Consolidated Total Asset Value consistent with the above described treatment for assets owned by the members of the Consolidated Group;
    (vii)    the Consolidated Group Pro Rata Share of assets of the types described in clauses (1) through (4) above held by any Exchange Fee Titleholder shall be included in the calculation of Consolidated Total Asset Value consistent with the above described treatment for assets owned by the members of the Consolidated Group;
    (viii)    only the pro rata share of assets held by any Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted; and
    (ix)    if the FMV Option (as defined in the Primary Credit Agreement) for any Exchange Property owned by an Exchange Property Owner has expired, then for purposes of calculations under clauses (1) and (2) above with respect to such Exchange Property Owner, only the pro rata share of such assets (corresponding to the Exchange Beneficial Interests in such Exchange Property Owner that are still owned by a member of the Consolidated Group) shall be counted.
Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is then continuing, if, in the case of any of paragraphs (ii) through (v) above, if the similar provision is subsequently amended or modified in all Material Credit Facilities, such amendment or modification shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in all Material Credit Facilities, provided, further, that in the event that any fee is paid to any party under any Material Credit Facility solely to effectuate any such amendment or modification, the holders of the Notes shall have received an equivalent fee on a pro rata basis prior to or concurrently with the effectiveness of any such amendment or modification. “Equivalent fee” means an amount equal to the percentage determined by dividing the fee paid under a Material Credit Facility by the principal outstanding amount under such Material Credit Facility multiplied by the aggregate outstanding principal amount of the Notes.
“Consolidated Total Indebtedness” means on any date of determination, all Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Indebtedness of its Unconsolidated Affiliates to the extent such Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Indebtedness, in respect of Consolidated Total Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of Consolidated Total Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Consolidated Total Secured Indebtedness” means on any date of determination, all Secured Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Indebtedness of its Unconsolidated Affiliates to the extent such Secured Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Indebtedness, in respect of any Consolidated Total Secured Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Consolidated Total Secured Recourse Indebtedness” means on any date of determination, all Secured Recourse Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Recourse Indebtedness of its Unconsolidated Affiliates to the extent such Secured Recourse Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Recourse Indebtedness, in respect of any Consolidated Total Secured Recourse Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Recourse Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Consolidated Total Unsecured Indebtedness” means on any date of determination, all Unsecured Indebtedness (including, without limitation, obligations under the Note Documents) of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Unsecured Indebtedness of its Unconsolidated Affiliates. For purposes of calculating Consolidated Total Unsecured Indebtedness, in respect of any Consolidated Total Unsecured Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Unsecured

Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Control Event” means:
(a) the execution by the Company or any of its Subsidiaries or Controlled Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;
(b) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control; or
(c) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Current Appraisal” means as of any date of determination with respect to any Property, an appraisal report obtained by or on behalf of the Company from an independent third-party valuation firm, which appraisal is dated as of a date that is no more than twelve months prior to such date of determination.
“Debt Rating” means the debt rating of the Notes, which rating shall specifically describe such Series of Notes, including their interest rate, maturity and Private Placement Number.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means with respect to any Note of any Series that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by KeyBank National Association in New York, New York as its “base” or “prime” rate.

“Development Property” means any Property owned or acquired by the Company or its Subsidiaries or Unconsolidated Affiliates and on which construction, redevelopment or material rehabilitation of material improvements for use as a commercial, single-tenant income producing property has commenced and is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of Company and its Subsidiaries and remains less than one hundred percent (100%) leased to an unaffiliated third party as the first tenant following such construction, redevelopment or material rehabilitation.
“Disclosure Documents” is defined in Section 5.3.
“Distribution” means any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable in Equity Interests; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity Interests; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity Interests. Distributions from any Subsidiary of the Company to, directly or indirectly, the Company or REIT shall be excluded from this definition.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Eligible Cash 1031 Proceeds” means the cash proceeds held by a “qualified intermediary” from the sale of a Property by the Company or a Subsidiary, which cash proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-deferred exchange under Section 1031 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”), and no portion of which cash proceeds the Company or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until the earlier of (i) such time as provided under Regulation Section 1.1031(k)-1(g)(6) and the applicable “exchange agreement” or (ii) such exchange is terminated in accordance with the “exchange agreement” and the Regulations. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds. Terms in quotations in this definition shall have the meanings ascribed to such terms in the Regulations.
“Entertainment Asset” means any Unencumbered Pool Asset that is being used, operated or developed as an Entertainment Facility.
“Entertainment Facility” means any ski facility, waterpark, amusement park, movie theater, golf entertainment centers, card room or other similar recreational venue.

“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any current or future legal requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Note Party or any Subsidiary of a Note Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means with respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.

“Exchange Beneficial Interest” means a beneficial interest in a Delaware statutory trust that owns an Exchange Property.
“Exchange Depositor” means each Subsidiary that is the depositor to a Delaware statutory trust that is part of the Exchange Program.
“Exchange Fee Titleholder” means the entity which is the owner of a Property pursuant to an exchange that qualifies, qualified, or is intended to qualify, as a reverse exchange under Section 1031 of the Code (a “Reverse Exchange”), which Property is master leased to a Wholly-Owned Subsidiary of the Company during the period before the exchange is either completed or terminated.
“Exchange Program” means the program whereby Affiliates of the Company will cause (i) the formation of a Delaware statutory trust which will receive contributions of Properties from the Company or an Affiliate of the Company or acquire Properties from third parties, in each case which Properties will become Exchange Properties upon addition to the Exchange Program, and (ii) the sale of beneficial ownership interests in such Delaware statutory trust to Exchange Property Investors, and in each case will master lease such Properties to an Affiliate of the Company (which master leases may be guaranteed by the Company or the REIT).
“Exchange Property” means a Property (other than any Build-to-Suit Property or Development Property) owned directly or indirectly by a Delaware statutory trust in connection with the Exchange Program, provided that any such Property shall constitute an Exchange Property only so long as it is master leased to an Affiliate of the Company pursuant to an Exchange Property Master Lease which master lease may be guaranteed by the Company and/or the REIT.
“Exchange Property Investor” means any owner of an Exchange Beneficial Interest.
“Exchange Property Master Lease” means a master lease pursuant to which an Exchange Property is master leased to a Subsidiary of the Company and which contains the following terms and conditions: (a) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, and (b) customary leasehold mortgagee protection rights.
“Exchange Property Owner” means the Delaware statutory trust directly or indirectly owning an Exchange Property.
“Excluded Subsidiary” means any Subsidiary (I) (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness, and (II) (a) that is a CFC, or (b) that is a domestic Subsidiary (x) of a CFC or (y) substantially all of the assets of which consist of the Equity Interests (or Equity Interests and debt instruments) of one or more (i) CFCs or (ii) other Subsidiaries described in this clause (b).
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Fee Owner” means the applicable owner of the fee interest in an Unencumbered Pool Asset that is subject to a Ground Lease.
“Financial Covenant” means the covenants set forth in Section 10.9 hereof and any financial covenants under any Material Credit Facility.
“Fitch” means Fitch Ratings, Inc. or any successor thereto.
“GAAP” means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.
“Gaming Asset” means any Unencumbered Pool Asset that is being used, operated or developed as a Gaming Facility.
“Gaming Facility” means any casino, resort connected to a casino, pari-mutuel race track, off-track wagering site, or other venue at which gaming or wagering is conducted that requires the operator of such facility to hold a license and/or permit for the operation of such facility. For the avoidance of doubt, a card room not otherwise connected to one of the foregoing operations or venues shall not constitute a Gaming Facility.
“GIC” means GIC (Realty) Private Limited, NA-RE Investment Holdings LLC or any of their Affiliates.
“Governmental Authority” means any national, state or local government (whether U.S. or non-U.S.), any political subdivision thereof or any other governmental, quasi governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Ground Lease” means an unsubordinated ground lease as to which no default (other than a default which remains subject to grace or cure periods) or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (including any renewal option exercisable at the sole option of the ground lessee thereunder with no veto or approval rights by the ground lessor or any lender to such ground lessor) of thirty (30) years or more, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, (c) customary leasehold mortgagee protection rights reasonably satisfactory to the Agent, (d) transferability without the consent of the ground lessor thereunder (or if consent of such ground lessor is required, such consent is subject to either an express reasonableness standard or an objective financial standard for the transferee), and (e) the lessee under which is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to lessor’s fee interest in the land if an adjustment in rent is provided for in connection therewith).
“Ground Leased Asset” means any Unencumbered Pool Asset owned in fee simple by a Subsidiary Owner that is subject to a ground lease by and between such Subsidiary Owner, as lessor, and a third party lessee, and with respect to which the improvements on such Property are not owned by such Subsidiary Owner until the expiration or termination of such ground lease.
“GSA Lease” means any Lease under which the government of the United States of America (or any subdivision thereof) is the Tenant.
“Guaranty” is defined in Section 9.7(a).
“Guarantor” means the Initial Guarantors, each Subsidiary Guarantor and each Joint Venture Guarantor that has entered into the Guaranty Agreement from time to time (unless and until released in accordance with Section 9.7(b)).
“Hazardous Materials” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Section 7, Section 12, Section 17.2 and Section 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” means with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person, whether or not for money borrowed, (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit; (ii) evidenced by bonds, notes, debentures and similar debt securities of such Person, or (iii) constituting purchase money indebtedness, conditional sales contracts or title retention debt instruments with respect to property acquired, or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered, (c) all obligations of such Person as a lessee or obligor under a Capitalized Lease (as defined in the Primary Credit Agreement), (d) all reimbursement obligations (contingent or otherwise) of such Person under any outstanding letters of credit or acceptances (whether or not the same have been presented for payment), (e) all guaranty obligations of Indebtedness of another Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” and other similar exceptions to nonrecourse liability until a claim is made with respect thereto and then shall be included only to the extent of the amount of such claim), including, with respect to any such guaranty of Indebtedness, all obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, including without limitation, through an agreement to purchase property, securities, goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, (f) all obligations of such Person in respect of any deferred purchase price of property or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person (excluding accounts payable incurred in the ordinary course of business that are not more than 60 days past due), (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, (h) net obligations under any Derivatives Contract (as defined in the Primary Credit Agreement) (the amount of any net obligation under any Derivatives Contract on any date of determination shall be deemed to be the Dollar Equivalent (as defined in the Primary Credit Agreement) of the Derivatives Termination Value (as defined in the Primary Credit Agreement) thereof as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been or were required to be delivered, which shall be a positive number if such amount would be owed by the Company and a negative number if such amount would be owed to the Company, and the net obligations under Derivatives Contracts shall not be less than zero), and (i) such Person’s Consolidated Group Pro Rata Share of the Indebtedness of any Unconsolidated Affiliate of such Person; provided that in no event shall the Blue Owl Facility be deemed “Indebtedness” for any calculation of Consolidated Total Indebtedness or Consolidated Total Unsecured Indebtedness to the extent subject to subordination and standstill approved in accordance with the Primary Credit Facility. The Indebtedness of any Person shall include (without duplication) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that (x) such Person is not liable therefor or (y) the liability of such Person is limited to the customary recourse exceptions set forth in clause (e) above. Notwithstanding the foregoing, Indebtedness shall not include (a) any “financing obligation” resulting in accordance with GAAP from the sale of an interest in an Exchange Property Owner (including any guaranty thereof by the REIT or the

Company), or (b) any Indebtedness associated with or attributed to an Exchange Property, other than the Consolidated Group’s pro rata share (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are owned by the Consolidated Group) of such Indebtedness.
“Indirect Owner” means each Subsidiary of Company that directly or indirectly owns an interest in any Subsidiary Owner.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Guarantor” means the REIT, the Subsidiary Guarantors and the Joint Venture Guarantors listed on Schedule 4.12 hereto.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Investment Grade Rating” means a Credit Rating of BBB-/Baa3 (or the equivalent) or higher from two or more Rating Agencies.
“Investment Grade Ratings Affirmation” means either (a) if the Notes are rated by one (1) NRSRO pursuant to Section 9.8, then the ratings of the Notes by such NRSRO, as applicable, shall be at least “Baa3” or “BBB-”, (b) if the Notes are rated by two (2) NRSROs pursuant to Section 9.8, then neither rating of the Notes by any such NRSRO shall be less than “Baa3” or “BBB-”, as applicable, or (c) if the Notes are rated by three (3) NRSROs pursuant to Section 9.8, then the rating of the Notes by at least two (2) of such NRSROs shall be at least “Baa3” or “BBB-”, as applicable.
“Investment Grade Tenant” means a Tenant with a long term senior unsecured debt rating of (i) Baa3 or better as rated by Moody’s, (ii) BBB- or better as rated by S&P, or (iii) BBB- (or an equivalent rating) or better rated by any other NRSRO. In the event of a split credit rating (i.e., the credit rating by one of the foregoing rating agencies is at a different level than the rating of any other rating agency), then (x) any rating by S&P or Moody’s shall be determinative over any other NRSRO, (y) subject to the foregoing clause (x), the highest credit rating shall be the rating utilized; provided, that if there is more than one level difference between any ratings then the level that is one level below the highest credit rating shall be the rating utilized, and (z) where applicable, an average of the ratings shall be utilized.
“Joint Venture Guarantor” means a Qualified Joint Venture Minority Owner that becomes a party to the Joint Venture Guaranty in accordance with Section 9.7(a).

“Joint Venture Guaranty” means the guaranty to be executed and delivered by the Joint Venture Guarantors, if any, in form and substance reasonably satisfactory to the Required Holders, as the same may be amended, supplemented or otherwise modified from time to time.
“Kroll” means Kroll Bond Rating Agency, Inc., or if applicable, its successor.
“Lease” means each lease, entered into or assumed between the Company or a Guarantor which owns (or leases pursuant to a Ground Lease) an Unencumbered Pool Asset or other Property, on the one hand, and a Tenant, on the other hand, as amended, extended or restated.
“Lien” means any mortgage, deed of trust, security deed, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including (i) any conditional sale or other title retention agreement, (ii) any easement, right of way or other encumbrance on title to real property that materially affects the value of such real property, and (iii) any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing).
“LLC Division” means, in the event the Company, any Guarantor or any Subsidiary thereof is a limited liability company, (i) the division of any such Person into two or more newly formed limited liability companies (whether or not any such Person is a surviving entity following any such division) pursuant to, in the event any such Person is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Person is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results in (or with the passage of time shall result in) any such division.
“Make-Whole Amount” is defined in Section 8.6.
“Management Agreement” means that certain Investment Advisory Agreement, dated as of August 8, 2022, by and among the REIT, the Company and the Manager, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.
“Manager” means Blue Owl Real Estate Capital LLC (f/k/a Oak Street Real Estate Capital, LLC), an Illinois limited liability company.
“Master Lease Obligations” means as of any date of determination, the sum of all remaining obligations of the Consolidated Group, determined on a consolidated basis, to pay rent under all Exchange Property Master Leases, which such obligations shall be determined with respect to each Exchange Property Master Lease (a) commencing on the date of the first sale of an Exchange Beneficial Interest in the applicable Exchange Property Owner to an Exchange Property Investor and (b) ending on (i) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is not yet known, the date that is five years after the date of the commencement of the applicable Exchange Property Master Lease with respect to such Exchange Property, or (ii) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is known, the date of the expiration of the applicable FMV Option with respect to such Exchange Property.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Acquisition” means a simultaneous acquisition by Company and/or its Subsidiaries of one or more assets from a non-affiliated third party (or series of related acquisitions from the same non-affiliated third party seller that are consummated within a period of 30 days) in a bona fide purchase and sale transaction with an aggregate purchase price equal to or greater than ten percent (10%) of Consolidated Total Asset Value at the time of such acquisition.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or operations of the REIT and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its material obligations under this Agreement and the Notes, (c) the ability of any Guarantor to perform any of its material obligations under its Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Guaranty.
“Material Credit Facility” means, as to the Company and the Guarantors:
    (a)    the Primary Credit Facility; and
    (b)    any other agreement(s) creating or evidencing indebtedness for borrowed money (other than mortgage level Indebtedness or intercompany Indebtedness) entered into on or after the date of Closing by the Company or any Guarantor, or in respect of which the Company or any Guarantor is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Material Indebtedness” means (i) Recourse Indebtedness in an aggregate amount equal to or greater than $50,000,000, and/or (ii) Nonrecourse Indebtedness in an aggregate amount equal to or greater than $75,000,000.
“Material Subsidiary” means (a) each Subsidiary Owner and each Indirect Owner, (b) each existing and future direct or indirect Subsidiary of the Company that is a primary obligor under, or guarantees, any Indebtedness of the Company or any other Subsidiary of the Company (other than an Excluded Subsidiary that has guaranteed Indebtedness of another Excluded Subsidiary), but only for so long as such obligation or guaranty remains in effect, and

(c) each existing and future direct or indirect Subsidiary of the Company (other than Excluded Subsidiaries) that, as of the most recent date of determination, has total assets equal to or exceeding ten percent (10%) of the Consolidated Total Asset Value for such period.
“Maturity Date” is defined in the first paragraph of each Note.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage Note Receivables” means a first priority mortgage loan on a completed single-tenant commercial real estate property evidenced by a first priority security instrument of which Company or a Subsidiary thereof is the holder and retains the right of collection of all payments thereunder.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Net Lease” means a Lease pursuant to which the Tenant is responsible for all operating costs and expenses in connection with the Property; provided, however, in the event that such Lease does not make such Tenant responsible for maintenance and/or repair of the roof and structure of such Property, the same shall not disqualify such Lease from being a Net Lease so long as the applicable Subsidiary Owner maintains adequate reserves for such expenses.
“Non-Recourse Exclusions” means, with respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the real property securing such Non-Recourse Indebtedness, (c) relate to environmental matters, including those that arise from the presence of Hazardous Materials, in each case, at the real property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of any proceeding under voluntary or involuntary bankruptcy or other proceeding under any Insolvency Law.
“Non-Recourse Indebtedness” means with respect to a Person, Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a written claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the anticipated liability under such claim determined in accordance with GAAP) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Non-Wholly Owned Subsidiary Owner” means any Subsidiary of the Company that is at least fifty-one percent (51%) owned directly or indirectly by the Company. For the purposes of this Agreement, references to the “pro rata share” of any Non-Wholly Owned Subsidiary Owner shall mean the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company (unless such Non-Wholly Owned Subsidiary Owner is a Qualified Joint Venture, in which case references to “pro rata share” thereof shall mean 100%).
“Note Documents” means this Agreement, the Notes, each Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Company or any Guarantor in connection with the Notes.
“Note Parties” means collectively, the Company, the REIT, each Guarantor and each Joint Venture Guarantor.
“Notes” is defined in Section 1.
“NRSRO” means a rating organization designated from time to time by the SEC as being nationally recognized whose status has been confirmed by the SVO, other than Egan Jones Rating Company and its successors.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“On-Campus Medical Office Building” means any medical office building, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice-sponsored), specialty hospital (short-term stay surgery, IRH, oncology), acute care hospital, or selected post-acute/long-term care facility, in each case, within 0.50 miles immediately adjacent to the main hospital facilities.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Liens” means as to any Person: (a) Liens securing (x) taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or (y) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, which are not at the time overdue by more than forty-five (45) days or for which a bond or similar security for the full amount thereof has been posted; (b) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, and other de minimis non-monetary liens or encumbrances which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Company or any Subsidiary of the Company, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Company or such Subsidiary in such Property; (c) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, (d) the lessor’s interest in property leased to the Company or any of its Subsidiaries pursuant to a lease permitted by this Agreement; and (e) the interests of Tenants, operators or managers of Properties.
“Person” means an individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Premises” means the real property (including, without limitation, all Properties) owned or leased by any Note Party.
“Primary Credit Agreement” means the Credit Agreement, dated as of August 31, 2023, by and among the Company, KeyBank National Association, as administrative agent, and the other lenders party thereto, together with any agreement renewing, refinancing, refunding or replacing the foregoing, and as the foregoing may be amended, restated, supplemented or otherwise modified from time to time.
“Primary Credit Facility” means the loans made pursuant to the Primary Credit Agreement.
“Private Rating Letter” means a letter issued by a Rating Agency or Morningstar DBRS in connection with any private debt rating for the applicable Series of Notes, which (a) sets forth the Rating for such Series of Notes, (b) refers to the Private Placement Number issued by the PPN CUSIP Unit of CUSIP Global Services in respect of such Series of Notes, (c) addresses the likelihood of payment of both principal and interest on such Series of Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Rating Agency’s assessment of the Company’s ability to make timely payment of principal and interest on such Series of Notes or a similar statement or (y) such letter is silent as to the Rating

Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of such Series of Notes as may be required from time to time by the SVO or any other governmental authority having jurisdiction over any holder of such Series of Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other governmental authority having jurisdiction over any holder of such Series of Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the applicable Rating Agency or Morningstar DBRS in connection with such Private Rating Letter setting forth an analytical review of the applicable Series of Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Rating for such Series of Notes, in each case, on the letterhead of the Rating Agency or Morningstar DBRS, as applicable, or posted on its controlled website and generally consistent with the work product that a Rating Agency or Morningstar DBRS, as applicable, would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other governmental authority having jurisdiction over any holder of such Series of Notes from time to time.
“Property” means all real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries or Unconsolidated Affiliates, any Exchange Fee Titleholder, or any Exchange Property Owner, including, without limitation, the Unencumbered Pool Assets.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Qualified Joint Venture” means a Non-Wholly Owned Subsidiary Owner that is, or is directly or indirectly owned by, a joint venture by and between the Company or a Subsidiary Guarantor, on the one hand, and one or more Joint Venture Guarantor(s), on the other hand.

“Qualified Joint Venture Minority Owner” means a minority member, partner or other equity holder, as applicable, of a Qualified Joint Venture (i) that is controlled by GIC, (ii) the majority of the membership, partnership or other equity interests in which are owned by GIC, and (iii) the remaining portion of the membership, partnership or other equity interests in which are owned by an Affiliate of the Company.
“QPAM Exemption” is defined in Section 6.2(d).
“Rating Agency” means (a) any one of, so long as it remains an NRSRO, S&P, Moody’s, Fitch or Kroll and (b) an NRSRO.
“Recourse Indebtedness” means as of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by Company of such amount, such amount to be reasonably acceptable to holders of Notes).
“REIT” means Blue Owl Real Estate Net Lease Trust (f/k/a Oak Street Net Lease Trust), a Maryland statutory trust.
“REIT Status” means with respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates or by any holder whose investment in the Notes is managed by an Affiliate of the Company (other than Notes owned by Kuvare UK Holdings Limited or one or more Affiliates thereof in accordance with the last sentence of Section 8.5)).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Reverse 1031 Exchange Property” means a Property owned directly by an Exchange Fee Titleholder in connection with a Reverse Exchange, provided that any such Property shall constitute a Reverse 1031 Exchange Property only so long as it is master leased to a Wholly Owned Subsidiary of the Company that is a Guarantor and shall cease to constitute a Reverse 1031 Exchange Property once Company or a Subsidiary of Company acquires, directly or indirectly, such Property or 100% of the ownership interests in the Exchange Fee Titleholder owning such Property. Notwithstanding anything to the contrary herein, a Property shall automatically cease to be a Reverse 1031 Exchange Property in the event that either (i) the Exchange Fee Titleholder does not directly own fee title to such Property or (ii) fee title to such Property is not transferred to a Wholly Owned Subsidiary of the Company that is a Guarantor on or before the termination of the exchange period (not to exceed 180 days).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., a New York corporation, or any successor thereto.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Indebtedness” means with respect to any Person as of any date of determination, the aggregate Indebtedness of such Person and its Subsidiaries (without duplication) that is secured by a Lien on any Property, any ownership interests in any Subsidiary or Unconsolidated Affiliate or any other asset. With respect to the REIT and its Subsidiaries as of any date of determination, Secured Indebtedness shall include the Consolidated Group Pro Rata Share of Secured Indebtedness of such Persons’ Unconsolidated Affiliates.
“Secured Recourse Indebtedness” means with respect to any Person as of any date of determination, Secured Indebtedness of other Persons which such first Person has guaranteed, other than guarantees constituting Non-Recourse Indebtedness (but including such guarantees once a written claim is made with respect thereto to the extent provided for in the definition of Non-Recourse Indebtedness), or Secured Indebtedness which is otherwise recourse to such first Person.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series” means any series of Notes issued pursuant to this Agreement.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.
“Series D Notes” is defined in Section 1.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Notwithstanding any ownership interest in the Company, the Company shall at all times be considered a Subsidiary of REIT. Unless explicitly set forth to the contrary, a reference to a “Subsidiary” means a direct or indirect Subsidiary of the Company.
“Subsidiary Owner” means each (a) Wholly-Owned Subsidiary and each Non-Wholly Owned Subsidiary Owner, in each case, of Company that is (i) an owner of an Unencumbered Pool Asset or (ii) the lessee of an Unencumbered Pool Asset pursuant to a Ground Lease and (b) Exchange Depositor under a Delaware statutory trust that owns any applicable Unencumbered Pool Asset and is part of the Exchange Program.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Tenant” means the tenant of an Unencumbered Pool Asset or other Property pursuant to a Lease of such Unencumbered Pool Asset or other Property.
“Unconsolidated Affiliate” means as of any date of determination, any Person in which the REIT or any of its Subsidiaries holds an investment and whose financial results would not be consolidated under GAAP with the financial results of the REIT and its Subsidiaries if consolidated financial statements of the REIT and its Subsidiaries were prepared as of such date.
“Unencumbered Asset Value” means, for any date of determination, with respect to an Unencumbered Pool Asset, an amount equal to the Appraised Value thereof; provided, however, that the Unencumbered Asset Value of any Build-to-Suit Property shall be an amount equal to the cost basis thereof until the earlier of (i) the date that is one year after a final certificate of occupancy has been issued for such Property, and (ii) the date upon which a Current Appraisal of such Property is available, upon and after such earlier date the Unencumbered Asset Value of such Property shall at all times be equal to the Appraised Value. For purposes of calculating the Unencumbered Asset Value for any Unencumbered Pool Asset (x) owned or leased by a Non-Wholly Owned Subsidiary Owner, only the pro rata share of Unencumbered Asset Value (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted, (y) that is a Reverse 1031 Exchange Property owned by an Exchange Fee Titleholder, only the Consolidated Group Pro Rata Share of the Unencumbered Asset Value of such Property shall be counted, and (z) that is an Exchange Property owned by an Exchange Property Owner, only the pro rata share of Unencumbered Asset Value (corresponding to the pro rata share of the Exchange Beneficial Interests in such Exchange Property Owner that are owned by the Consolidated Group) shall be counted.
“Unencumbered Leverage Increase Period” is defined in Section 10.9.
“Unencumbered Net Operating Income” means as of any date of determination, with respect to any Unencumbered Pool Asset, the Net Operating Income for such Unencumbered Pool Asset for the twelve (12) months preceding such date of determination. For purposes of calculating the Unencumbered Net Operating Income for (a) any Unencumbered Pool Asset that is an Exchange Property, only the pro rata share of Unencumbered Net Operating Income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are still owned by the Consolidated Group) shall be counted and (b) any Unencumbered Pool Asset that is owned by a Non-Wholly Owned Subsidiary Owner, only the pro rata share of Unencumbered Net Operating Income (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Company) shall be counted.
“Unencumbered Pool Aggregate Asset Value” means as of any date of determination, the sum of the Unencumbered Asset Value of each of the Unencumbered Pool Assets.
“Unencumbered Pool Asset” means each Property (other than an Exchange Property, except as hereinafter provided) that is designated by the Company as an Unencumbered Pool Asset from time to time and that satisfies all of the following requirements:
(a) such Property is (i) one hundred percent (100%) owned in fee simple (or is ground leased pursuant to a Ground Lease) by (A) a Wholly-Owned Subsidiary, or (B) a Non-Wholly Owned Subsidiary Owner (provided that no consent from any minority owner of such Non-Wholly Owned Subsidiary Owner is required in order for the Company to cause a sale or refinancing of such Unencumbered Pool Asset), in each case, that is a Guarantor, or (ii) a Reverse 1031 Exchange Property that is one hundred percent (100%) owned in fee by an Exchange Fee Titleholder and master leased by a Wholly Owned Subsidiary of the Company that is a Guarantor and is the subject of a Reverse 1031 Exchange that has not been consummated or terminated;
(b) neither such Property, nor any of the Company’s or any Joint Venture Guarantor’s direct or indirect ownership interest in the Subsidiary Owner thereof, nor any

Equity Interests in any Exchange Fee Titleholder that is the owner of such Property, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge (as defined in the Primary Credit Agreement);
(c) no more than (x) thirty percent (30%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets located in Approved Foreign Countries, and (y) ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets located in Approved Foreign Countries other than Canada, and any amount in excess of thirty percent (30%) or ten percent (10%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income; and
(d) such Property is located in a State of the United States (or, if approved in writing by the Required Holders, a territory of the United States), or in an Approved Foreign Country;
(e) regardless of whether such Property is owned by a Wholly Owned Subsidiary, a Non-Wholly Owned Subsidiary Owner or an Exchange Fee Titleholder, the Company has the right, directly or indirectly, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Company or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property;
(f) such Property is, to the Company’s knowledge, free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property;
(g) each Tenant of such Property (i) is not more than 60 days past due with respect to any rental obligation to the Company or any of its Subsidiaries in respect of such Property and (ii) is not the subject of a proceeding under any Insolvency Law;
(h) such Property is occupied by a single Tenant under a Net Lease or a GSA Lease with a remaining term equal to or greater than ten (10) years (disregarding any extension option and assessed at the time of initial qualification of such Property as an Unencumbered Pool Asset); provided, however, that the foregoing remaining lease term requirement set forth in this clause (g) shall not apply with respect to the Property located at 111 Cosma Drive, Bowling Green, Kentucky;
(i) such Property is a completed Property that has been developed for, or a Build-to-Suit Property that is being developed for, office, retail or industrial use or as an Entertainment Facility or a Gaming Facility; provided that:
(i) notwithstanding anything herein to the contrary, no Property developed for or operating as, nor any Build-to-Suit Property being developed for, any Prohibited Use shall be included as an Unencumbered Pool Asset; and
(ii) if a Ground Leased Asset is intended to be converted from its then current use (the “Existing Use”) to a different use (the “Subsequent Use”), the use of such Ground Leased Asset shall be deemed to be the Existing Use until the earlier of (x) the date upon which operation of the Existing Use terminates, and (y) the date upon which the existing Tenant (i.e., the Tenant associated with the Existing Use) vacates such Property (such earlier date, the “Use Conversion Date”), at which time the use of such Ground Leased Property shall be deemed to be the Subsequent Use (regardless of whether operations of the Subsequent Use have commenced); provided further, however, that, solely in the case of the initial conversion of the Property located at 777 W Chicago Avenue, Chicago, IL (the “Bally’s Property”) from an industrial use to use as a Gaming Facility, the use of such Property shall continue to be deemed to be the Existing Use (i.e., industrial use) until the date that is 90 days after the earlier of (A) commencement of the demolition of the existing building(s) on such Property that were utilized for the Existing Use (i.e., industrial use) and (B) commencement of construction of one or more buildings on such Property that are intended to be utilized as a Gaming Facility (such earlier date, the “Bally’s Conversion Date”), upon which Bally’s Conversion Date such Property shall be deemed to be a Gaming Asset for all purposes hereunder (to the extent such Property remains an Unencumbered Pool Asset and has not been removed in accordance with the terms of the Primary Credit Agreement); and
(j) a Current Appraisal for such Property has been delivered to the Agent in accordance with (and, in the case of a Build-to-Suit Property, to the extent required by) the Primary Credit Agreement.
(k) Notwithstanding the foregoing, an Exchange Property that is part of the Exchange Program may be included as an Unencumbered Pool Asset solely during the first 12 months (subject to extension as expressly set forth below) of the period of time that the Exchange Beneficial Interests in the Delaware statutory trust owning such Property are being marketed (such 12-month period as to any Exchange Property Owner, the “Initial Marketing Period”) if all of the requirements set forth in this definition for an Unencumbered Pool Asset are met other than (A) the ownership percentage requirement (including without limitation the requirement set forth in clause (a) of this definition), (B) any requirement that the owner of such Property become a Subsidiary Guarantor (so long as the applicable Exchange Depositor is a Subsidiary Guarantor), and (C) any requirement that the Property not be subject to any agreement which prohibits or limits the ability of the Company or any applicable Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien upon such Property (provided that, for the avoidance of doubt, with respect to Exchange Properties, the Equity Interests of any applicable Subsidiary Owner shall not be subject to any agreement that prohibits or limits the ability of the Company or such Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien on such Equity Interests), except that for purposes of the calculations in Section 9.10 and Section 10.9, notwithstanding anything to the contrary herein, only the pro rata share of Unencumbered Asset Value and Unencumbered Net Operating Income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are owned by the Consolidated Group) shall be counted.
(l) If eighty percent (80%) or more of the Exchange Beneficial Interests in any Exchange Property Owner owning an Exchange Property that is included as an Unencumbered Pool Asset have been sold to Exchange Property Investors (excluding any Affiliate of any member of the Consolidated Group) by the end of the Initial Marketing Period therefor, then the Company may, upon written notice to the Agent in the form of an officer’s certificate signed by an Authorized Officer of the Company and delivered to the Agent prior to the last day of such Initial Marketing Period, extend such Initial Marketing Period by an additional three (3) months (a “Marketing Period Extension”; such Initial Marketing Period as extended by a Marketing Period Extension, the “Marketing Period”), subject to satisfaction of the following conditions: (i) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist, and (ii) such written notice shall (x) certify that eighty percent (80%) or more of the Exchange Beneficial Interests in such Exchange Property Owner have been sold to Exchange Property Investors (excluding any Affiliate of any member of the Consolidated Group) by the end of the Initial Marketing Period therefor, (y) specify the percentage of the Exchange Beneficial Interests in such Exchange Property Owner that have been sold to such Exchange Property Investors as of the date thereof, and (z) attach an executed pro forma Compliance Certificate demonstrating to the Agent that, after giving effect to such Marketing Period Extension, the Company shall continue to comply with Section 9.10 and Section 10.9. For the avoidance of doubt, no Initial Marketing Period may be extended by more than one Marketing Period Extension, and no Marketing Period shall exceed a period of 15 months.
Notwithstanding the foregoing, provided that no Default or Event of Default has occurred and is then continuing, if, in the case of any of paragraphs (d) through (l) above, if the similar provision is subsequently amended or modified in all Material Credit Facilities, such amendment or modification shall be deemed incorporated by reference into this Agreement, mutatis mutandi, as if set forth fully in this Agreement, effective beginning on the date on which such amendment or modification is effective in all Material Credit Facilities, provided, further, that in the event that any fee is paid to any party under any Material Credit Facility solely to effectuate any such amendment or modification, the holders of the Notes shall have received an equivalent fee on a pro rata basis prior to or concurrently with the effectiveness of any such amendment or modification. “Equivalent fee” means an amount equal to the percentage determined by dividing the fee paid under a Material Credit Facility by the principal outstanding amount under such Material Credit Facility multiplied by the aggregate outstanding principal amount of the Notes.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“Unrestricted Cash and Cash Equivalents” means as of any date of determination, in the aggregate, all cash and Cash Equivalents which are not pledged for the benefit of any party (whether a creditor, seller or otherwise) having a claim (whether liquidated or not) against a member of the Consolidated Group, to be valued for purposes of this Agreement at one hundred percent (100%) of its then-current book value, as determined under GAAP. For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.
“Unsecured Interest Expense” means for any period of determination, Consolidated Interest Expense for such period attributable to the Unsecured Indebtedness of the Consolidated Group.
“Unsecured Indebtedness” means, with respect to any Person, Indebtedness of such Person which is not Secured Indebtedness.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[Form of Series A Note]
This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities act of 1933, as amended, and the applicable securities laws of other jurisdictions or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and such securities laws.
Blue Owl NLT Operating Partnership LP
6.24% Senior Note, Series A, Due August 28, 2028
No. A-[_____]    [Date]
$[_______]    PPN 09583* AA4
For Value Received, the undersigned, Blue Owl NLT Operating Partnership LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 28, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.24% per annum from the date hereof payable semiannually, on the 28th day of February and August in each year, commencing with the February 28th or August 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable plus Increased Interest, if any, payable quarterly as set forth in Section 1.2 of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and Increased Interest, if any, and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest and Increased Interest, if any, on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note
Exhibit 1-A
(to Note Purchase Agreement)

Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Blue Owl NLT Operating Partnership LP

By
    Name:
    Title:

[Form of Series B Note]
This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities act of 1933, as amended, and the applicable securities laws of other jurisdictions or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and such securities laws.
Blue Owl NLT Operating Partnership LP
6.32% Senior Note, Series B, Due August 28, 2029
No. B-[_____]    [Date]
$[_______]    PPN 09583* AB2
For Value Received, the undersigned, Blue Owl NLT Operating Partnership LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 28, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.32% per annum from the date hereof payable semiannually, on the 28th day of February and August in each year, commencing with the February 28th or August 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable plus Increased Interest, if any, payable quarterly as set forth in Section 1.2 of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and Increased Interest, if any, and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest and Increased Interest, if any, on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note
Exhibit 1-B
(to Note Purchase Agreement)

Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Blue Owl NLT Operating Partnership LP

By
    Name:
    Title:

[Form of Series C Note]
This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities act of 1933, as amended, and the applicable securities laws of other jurisdictions or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and such securities laws.
Blue Owl NLT Operating Partnership LP
6.40% Senior Note, Series C, Due August 28, 2030
No. C-[_____]    [Date]
$[_______]    PPN 09583* AC0
For Value Received, the undersigned, Blue Owl NLT Operating Partnership LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 28, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.40% per annum from the date hereof payable semiannually, on the 28th day of February and August in each year, commencing with the February 28th or August 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable plus Increased Interest, if any, payable quarterly as set forth in Section 1.2 of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and Increased Interest, if any, and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest and Increased Interest, if any, on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note
Exhibit 1-C
(to Note Purchase Agreement)

Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Blue Owl NLT Operating Partnership LP

By
    Name:
    Title:

[Form of Series D Note]
This Note has not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction and may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities act of 1933, as amended, and the applicable securities laws of other jurisdictions or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and such securities laws.
Blue Owl NLT Operating Partnership LP
6.43% Senior Note, Series D, Due August 28, 2031
No. D-[_____]    [Date]
$[_______]    PPN 09583* AD8
For Value Received, the undersigned, Blue Owl NLT Operating Partnership LP (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on August 28, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.43% per annum from the date hereof payable semiannually, on the 28th day of February and August in each year, commencing with the February 28th or August 28th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable plus Increased Interest, if any, payable quarterly as set forth in Section 1.2 of the Note Purchase Agreement, and (b) to the extent permitted by law, (x) on any overdue payment of interest and Increased Interest, if any, and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest and Increased Interest, if any, on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at KeyBank National Association in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2024 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note
Exhibit 1-D
(to Note Purchase Agreement)

Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Blue Owl NLT Operating Partnership LP

By
    Name:
    Title:

4.12-2

Exhibit 9.7
Form of Guaranty Agreement

[See Attached]

Exhibit 9.7
(to Note Purchase Agreement)

Guaranty Agreement

Dated as of August 28, 2024

of

Each of the Signatories hereto

Table of Contents
Section    Heading    Page
Section 1.    Guaranty    2
Section 2.    Obligations Absolute    3
Section 3.    Waiver    3
Section 4.    Obligations Unimpaired    4
Section 5.    Subrogation and Subordination    5
Section 6.    Reinstatement of Guaranty    6
Section 7.    Rank of Guaranty    6
Section 8.    Guarantee Limitations    6
Section 9.    Representations and Warranties of Each Guarantor    7
Section 9.1.    Compliance with Laws, Other instruments, Etc    7
Section 9.2.    Governmental Authorizations, Etc    8
Section 9.3.    Solvency    8
Section 10.    Term of Guaranty Agreement; Release of Guarantor    8
Section 11.    Survival of Representations and Warranties; Entire Agreement    8
Section 12.    Amendment and Waiver.    8
Section 12.1.    Requirements    8
Section 12.2.    Solicitation of Holders of Notes    9
Section 12.3.    Binding Effect    9
Section 12.4.    Notes Held by Company, Etc    9
Section 13.    Notices    9
Section 14.    Miscellaneous    10
Section 14.1.    Successors and Assigns; Joinder    10
Section 14.2.    Severability    10
Section 14.3.    Construction    10
Section 14.4.    Further Assurances    10
Section 14.5.    Governing Law    10
Section 14.6.    Jurisdiction and Process; Waiver of Jury Trial    11
Section 14.7.    Reproduction of Documents; execution    11
-i-

-ii-

Guaranty Agreement
THIS GUARANTY AGREEMENT, dated as of August 28, 2024 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below). The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”
Preliminary Statements:
    I.    Blue Owl NLT Operating Partnership LP, a Delaware limited partnership (the “Company”), is entering into a Note Purchase Agreement dated as of August 28, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Guaranty Agreement. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.
    II.    Pursuant to the Note Agreement, the Company proposes to issue and sell (i) $29,000,000 aggregate principal amount of its 6.24% Senior Notes, Series A, due August 28, 2028 (the “Series A Notes”), (ii) $38,500,000 aggregate principal amount of its 6.32% Senior Notes, Series B, due August 28, 2029 (the “Series B Notes”), (iii) $39,500,000 aggregate principal amount of its 6.40% Senior Notes, Series C, due August 28, 2030 (the “Series C Notes”) and (iv) $23,000,000 aggregate principal amount of its 6.43% Senior Notes, Series D, due August 28, 2031 (the “Series D Notes”; and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.
    III.    It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.
    IV.    Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.
NOW THEREFORE, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.    Guaranty.
Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever. In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement. Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises. Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.
Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.
Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.
Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, each Guarantor hereby agrees that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed

Obligations to the Maximum Guaranteed Amount. Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder. Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor. “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.
Section 2.    Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have. Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3.    Waiver.
Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.
Section 4.    Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder. The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.
If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.
Section 5.    Subrogation and Subordination.
    (a)    Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.
    (b)    Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations. If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.
    (c)    If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.
    (d)    Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.
    (e)    Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations. Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed. Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.
Section 6.    Reinstatement of Guaranty.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.
Section 7.    Rank of Guaranty.
Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.
Section 8.    Guarantee Limitations.
    (a)    Notwithstanding any provisions to the contrary in any Note Document, the aggregate obligations and liabilities of any Guarantor that is a Guarantor incorporated or organized under Luxembourg law (the “Luxembourg Guarantor”) under this Guaranty Agreement for the payment of the Guaranteed Obligations by the Company, in which such Luxembourg Guarantor has no direct or indirect equity interest, shall (when aggregated with any guarantee obligations (guaranties personnelles) of such Luxembourg Guarantor) be limited at any time to a maximum amount not exceeding ninety percent (90%) of the sum of such Luxembourg Guarantor’s “capitaux propres” (as referred to in Annex I to the Grand-Ducal Regulation dated 18 December 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) increased by the amount of any debts owed by such Luxembourg Guarantor to a company of the same group (the “Intra-Group Debt”), as determined on the basis of the then latest available annual accounts of such Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date on which the guarantee under this Guaranty Agreement is called.

    (b)    Where for the purpose of the above determination no duly established annual accounts are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made under clause (a) above, no final annual accounts have been established in due time in respect of the then most recently ended financial year) the Luxembourg Guarantor shall, promptly, establish unaudited interim accounts (as of the date of the end of the then most recent financial quarter) or annual accounts (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the Luxembourg Guarantor’s Own Funds and Intra-Group Debt will be determined.
(c)    Where (i) the relevant Luxembourg Guarantor fails to provide such unaudited interim accounts or annual accounts (as applicable) within 30 business days from the request of any Purchaser or (ii) where such Purchaser considers that the annual accounts or unaudited interim accounts (as applicable) made available for the purposes of the determination in clause (a) above, are not an accurate representation of the fair value of the assets of the Luxembourg Guarantor (which, for the avoidance of doubt, includes a situation where, the Luxembourg Guarantor owns directly or indirectly real property which is accounted for in the annual accounts at book value rather than fair market value), the Purchaser may appoint an independent auditor (réviseur d’entreprises agréé) or an independent reputable investment bank which shall undertake the determination of the relevant Luxembourg Guarantor’s Own Funds and Intra-Group Debt. In order to prepare such determination, the independent auditor (réviseur d’entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including without limitation, the latest available accounts of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest, any recent valuation of the assets of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest (if available), in particular any valuation prepared pursuant to first paragraph of this clause (c), the market value of the assets of such Luxembourg Guarantor and any entities in which it has a direct or indirect equity interest as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.
Section 9.    Representations and Warranties of Each Guarantor.
Each Guarantor represents and warrants to each holder as follows:
    Section 9.1.    Compliance with Laws, Other instruments, Etc. The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor is bound or by which such Guarantor or any of its respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor. “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
    Section 9.2.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement, other than any such filings that will have been made as of the date of the Closing.
    Section 9.3.    Solvency. Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.
Section 10.    Term of Guaranty Agreement; Release of Guarantor.
This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6. Notwithstanding anything to the contrary in this Guaranty Agreement, at the election of the Company and by written notice to each holder of Notes, a Guarantor shall be automatically discharged from all of its obligations and liabilities under this Guaranty Agreement and shall be automatically released from its obligations hereunder without the need for the execution or delivery of any other document by any other party so long as the conditions set forth in clauses (i) through (v) of Section 9.7(b) of the Note Agreement have been satisfied.
Section 11.    Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder. All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement. Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.
Section 12.    Amendment and Waiver.
    Section 12.1.    Requirements. Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10, or 13 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.
    Section 12.2.    Solicitation of Holders of Notes.
    (a)    Solicitation. Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
    (b)    Payment. The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.
    Section 12.3.    Binding Effect. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder. As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.
    Section 12.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 13.    Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
    (a)    if to any Guarantor:
c/o Blue Owl Real Estate Net Lease Trust
30 N. LaSalle St., Suite 4140
Chicago, IL 60602
Attention: Michael Reiter
Email: michael.reiter@blueowl.com
Telephone: 312-414-0944
    (b)    if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.
Section 14.    Miscellaneous.
    Section 14.1.    Successors and Assigns; Joinder. All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not. It is agreed and understood that any Person may become a Guarantor hereunder by executing a Joinder to Guaranty substantially in the form of Exhibit A attached hereto and delivering the same to the Holders. Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.
    Section 14.2.    Severability. Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.
    Section 14.3.    Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant. Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement. Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.
    Section 14.4.    Further Assurances. Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.
    Section 14.5.    Governing Law. This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
    Section 14.6.    Jurisdiction and Process; Waiver of Jury Trial. (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
    (b)    Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13. Each Guarantor agrees that such service upon receipt (i) shall, to the extent permitted by applicable laws, be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. To the extent permitted by applicable laws, notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
    (c)    Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
    (d)    The Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.

    Section 14.7.    Reproduction of Documents; execution. This Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 14.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction. A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.
Blue Owl Real Estate Net Lease Trust (f/k/a Oak Street Net Lease Trust)
By:
Name:
Title:

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

Project Pearl Pasco LLC
Oak Trust Sub‐REIT I, LLC
Oak Trust Sub‐REIT II, LLC
OT CB I Owner LLC
OT MA Owner LLC
Project Evergreen WA LLC
Project Bronco Fayetteville LLC
Project Evergreen NV LLC
PASTFL001 LLC
ES Portfolio Owner LLC
ES HATX Owner LLC
ES WFTX Owner LLC
ES HOTX Owner LLC
ES BROTX Owner LLC
ES BRYTX Owner LLC
ENBHOTX001 LLC
HFAKOH001 LLC
WHRAMIA001 LLC
BACHIL001 LLC
CHWSNJ001 LLC
TEN Portfolio Owner LLC
LOPLMI001 LLC
LOSTOH001 LLC
Blue Owl Real Estate Reverse Exchange Holder LLC
Project Oyster Pasco LLC
Project Pearl Pasco Holdings LLC
PAORON001 Holdings ULC

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: Blue Owl REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

MGKY001 Owner LLC

By: OT MA OWNER LLC, its sole member

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

OT WA Owner LLC
WBCCTX001 LLC
WBHOTX003 LLC
WBHOTX004 LLC
WBKITX001 LLC
WBPLTX001 LLC
WBSATX001 LLC

By: OAK TRUST SUB-REIT I, LLC, its sole member

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

Mountain Portfolio Owner LLC
Mountain Portfolio Owner NC LLC
Mountain Portfolio Owner LA LLC
Mountain Portfolio Owner AR LLC
Mountain METX001 LLC
Mountain IRTX001 LLC
Mountain DATX005 LLC
Mountain DATX004 LLC
Mountain DATX002 LLC
JCSEWA001 LLC

By: OAK TRUST SUB-REIT II, LLC, its sole member

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

CB Portfolio Owner LLC
CBPFTN001 LLC
CBMUTN001 LLC
CBLCTN001 LLC
CBLATN001 LLC
CBCRTN001 LLC
CBCOTN002 LLC

By: OT CB I OWNER LLC, its sole member

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

LVP Portfolio Owner, LLC
ESTX Portfolio Owner GP LLC
ESTX Portfolio Owner LP
ES ALIA Owner LLC
ES ATGA Owner LLC
ES CAGA Owner LLC
ES CAWY Owner LLC
ES CHWY Owner LLC
ES CSCO Owner LLC
ES COTN Owner LLC
ES CGWI Owner LLC
ES FMFL Owner LLC
ES GELA Owner LLC
ES GUMS Owner LLC
ES JOAR Owner LLC
ES LALA Owner LLC
ES LCFL Owner LLC
ES MAAL Owner LLC
ES MOAL Owner LLC
ES RHGA Owner LLC
ES SPSC Owner LLC
ES TROH Owner LLC

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its shareholder

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

LVPUCO001 LLC
LVNOMO001 LLC
LVGSVA001 LLC
LVHENV001 LLC
LVHENV002 LLC

By: LVP PORTFOLIO OWNER, LLC, its shareholder

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its shareholder

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

QCTSJCA001 LLC

By: OAK TRUST SUB-REIT I LLC, its manager

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its shareholder

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

ES HUTX Owner LP
ES SATX Owner LP

By: ESTX PORTFOLIO OWNER GP LLC, its general partner

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its shareholder

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

Project Laser Huntsville LLC

By: PROJECT PEARL PASCO HOLDINGS LLC, its managing member

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

GMBEIL001 LLC

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its member

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

JCDOAL002 LLC
JCMLCA 002 LLC
JCLEIN002 LLC
JCPAKS002 LLC

By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its manager

By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner
By:
Name: Michael Reiter
Title: Chief Operating Officer

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

Q Lux MasterCo S.à r.l.
Q GE Lux Holdco S.à r.l.
Q GE Lux Propco 1 S.à r.l.
By:
Name:
Title:

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

DOCOON001 Holdings ULC
By:
Name: Michael Reiter
Title: Authorized Representative

[Signature Page to Guaranty Agreement – Blue Owl NLT (2024)]

Exhibit A
Joinder to Guaranty
This Joinder to Guaranty (the “Joinder”), dated as of [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:
Preliminary Statements:
    I.    Pursuant to the Note Purchase Agreement dated as of August 28, 2024 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Blue Owl NLT Operating Partnership LP, a Delaware limited partnership (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (i) $29,000,000 aggregate principal amount of its 6.24% Senior Notes, Series A, due August 28, 2028 (the “Series A Notes”), (ii) $38,500,000 aggregate principal amount of its 6.32% Senior Notes, Series B, due August 28, 2029 (the “Series B Notes”), (iii) $39,500,000 aggregate principal amount of its 6.40% Senior Notes, Series C, due August 28, 2030 (the “Series C Notes”) and (iv) $23,000,000 aggregate principal amount of its 6.43% Senior Notes, Series D, due August 28, 2031 (the “Series D Notes”; and together with the Series A Notes, the Series B Notes and the Series C Notes, the “Initial Notes”). The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.
    II.    The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Joinder in order to cause the Additional Guarantor to become a Guarantor under the Guaranty Agreement dated as of August 28, 2024 executed by certain affiliates of the Company (together with each entity that from time to time becomes a party thereto by executing a Joinder pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).
    III.    The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.
    IV.    Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.
    Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement. Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.
Notice of acceptance of this Joinder and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.
    The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.
In Witness Whereof, the Additional Guarantor has caused this Joinder to be duly executed and delivered as of the date and year first above written.
[Name of Guarantor]
By:
Name:
Title:
Notice Address for such Guarantor

A-2

Exhibit B
Form of Opinion of Special Counsel for the Additional Guarantors

1.Each of the New [Schedule I] Guarantors is validly existing and in good standing as a [limited liability company][corporation][limited partnership] under the law of the State of [Delaware][New York][California]. Each of the New [Schedule I] Guarantors (a) has the [limited liability company][corporate][limited partnership] power and authority to execute and deliver the Joinder Document and to perform its obligations under the Note Documents to which it is a party.

2.The Joinder Document has been duly authorized, executed and delivered by the New [Schedule I] Guarantors and constitutes a valid and legally binding obligation of the New Guarantors enforceable against the New Guarantors in accordance with its terms.

3.The execution and delivery of the Joinder Document by the New Guarantors will not violate the certificate of formation, [limited liability company agreement][bylaws][charter][limited partnership agreement] of the New [Schedule I] Guarantors or any federal or New York State statute or the [DLLCA][DGCL][DRULPA] or any rule or regulation that has been issued pursuant to any federal or New York State statute or the [DLLCA][DGCL][DRULPA], except that it is understood that no opinion is given in this paragraph 3 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

4.No consent, approval, authorization or order of, or registration or qualification with, any federal or New York State governmental agency or body or any Delaware State governmental agency or body acting pursuant to the [DLLCA][DGCL][DRULPA] or, to our knowledge, any federal or New York State court or any Delaware State court acting pursuant to the [DLLCA][DGCL][DRULPA] is required for the execution and delivery of the Joinder Document by the New Guarantors, except that it is understood that no opinion is given in this paragraph 4 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

5.No New Guarantor is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

Insofar as the opinions in paragraph 1 above relate to the valid existence and good standing of the New [Schedule I] Guarantors, such opinions are based solely on confirmations from public officials (including online databases) and certificates of officers of the New [Schedule I] Guarantors. We assume, since the date and time of any certification of valid existence and good standing, the status of the New [Schedule I] Guarantors has not changed.

Our opinion set forth in paragraph 2 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
Our opinions set forth in paragraphs 3 and 4 above are limited to our review of only the statutes, rules and regulations that, in our experience, are customarily applicable to transactions of the type provided for in the Note Documents and exclude statutes, rules and regulations that are part of a regulatory scheme applicable to any party or any of their affiliates due to the specific assets or business of such party or such affiliates.

In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 14.2 of the Guaranty relating to the severability of provisions of such agreement.

In connection with the provisions of the Guaranty whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State and County of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the U.S. federal courts. In connection with the provisions of the Guaranty which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a U.S. District Court has discretion to transfer an action from one U.S. federal court to another.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the [DLLCA][DGCL][DRULPA]. We expressly disclaim coverage of any other Delaware law, except judicial decisions interpreting the [DLLCA][DGCL][DRULPA].

This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that this opinion may be furnished by you to the National Association of Insurance Commissioners or other applicable regulatory body to which you are subject, your legal advisors and to your successors, permitted transferees and prospective permitted transferees of the Notes but, except as otherwise provided herein, may not be relied upon by any such party without our prior written consent.

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